                                                                  Exhibit 99.12


                                LEASE AGREEMENT

                       DATED AS OF _____________________

                                    BETWEEN

                _______________________________________________

                                   AS LESSOR

                                      AND

                _______________________________________________

                                   AS LESSEE

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I

      LEASE..................................................................1
      1.1         Leased Property............................................1
      1.2         Term.......................................................2
      1.3         Initial Transition.........................................3

ARTICLE II

      DEFINITIONS............................................................3
      2.1         Definitions................................................3

ARTICLE III

      RENT..................................................................16
      3.1         Rent......................................................16
      3.2         Confirmation of Percentage Rent...........................22
      3.3         Additional Charges........................................23
      3.4         No Set Off................................................23
      3.5         Annual Budget.............................................23
      3.6         Books and Records.........................................25
      3.7         Changes in Operations.....................................25
      3.8         Allocation of Revenues....................................26

ARTICLE IV

      IMPOSITIONS...........................................................26
      4.1         Payment of Impositions....................................26
      4.2         Notice of Impositions.....................................27
      4.3         Adjustment of Impositions.................................27
      4.4         Utility Charges...........................................27

ARTICLE V

      NO TERMINATION, ABATEMENT.............................................28
      5.1         No Termination, Abatement.................................28

ARTICLE VI

      PROPERTY OWNERSHIP....................................................28
      6.1         Ownership of the Leased Property..........................28
      6.2         Lessee's Personal Property................................28
      6.3         Equipment Lease Property..................................29


                                       (i)

ARTICLE VII

      CONDITION, USE........................................................29
      7.1         Condition of the Leased Property..........................29
      7.2         Use of the Leased Property................................30

ARTICLE VIII

      LEGAL REQUIREMENTS....................................................32
      8.1         Compliance with Legal and Insurance Requirements..........32
      8.2         Legal Requirement Covenants...............................32
      8.3         Environmental Covenants...................................32

ARTICLE IX

      MAINTENANCE AND REPAIRS...............................................35
      9.1         Maintenance and Repair....................................35

ARTICLE X

      ALTERATIONS...........................................................37
      10.1        Alterations...............................................37
      10.2        Salvage...................................................37
      10.3        Lessor Alterations........................................37

ARTICLE XI

      LIENS.................................................................38
      11.1        Liens.....................................................38

ARTICLE XII

      PERMITTED CONTESTS....................................................38
      12.1        Permitted Contests........................................38

ARTICLE XIII

      INSURANCE.............................................................39
      13.1        General Insurance Requirements............................39
      13.2        Replacement Cost..........................................42
      13.3        Waiver of Subrogation.....................................42
      13.4        Form Satisfactory, etc....................................42
      13.5        Increase in Limits........................................43
      13.6        Blanket Policy............................................43
      13.7        Separate Insurance........................................43
      13.8        Reports On Insurance Claims...............................43


                                      (ii)

      13.9        Alternate Provisions for Insurance........................44

ARTICLE XIV

      DAMAGE AND RECONSTRUCTION.............................................44
      14.1        Insurance Proceeds........................................44
      14.2        Reconstruction in the Event of Damage or Destruction
                  Covered by Insurance......................................44
      14.3        Reconstruction in the Event of Damage or Destruction Not
                  Covered by Insurance......................................45
      14.4        Lessee's Property and Business Interruption Insurance.....46
      14.5        Abatement of Rent.........................................46

ARTICLE XV

      CONDEMNATION..........................................................46
      15.1        Definitions...............................................46
      15.2        Parties' Rights and Obligations...........................47
      15.3        Total Taking..............................................47
      15.4        Allocation of Award.......................................47
      15.5        Partial Taking............................................47
      15.6        Temporary Taking..........................................48

ARTICLE XVI

      DEFAULTS..............................................................49
      16.1        Events of Default.........................................49
      16.2        Remedies..................................................51
      16.3        Waiver....................................................52
      16.4        Application of Funds......................................52

ARTICLE XVII

      LESSOR'S RIGHT TO CURE................................................52
      17.1        Lessor's Right to Cure Lessee's Default...................52

ARTICLE XVIII

      LIMITATIONS...........................................................52
      18.1        Personal Property Limitation..............................52
      18.2        Sublease Rent Limitation..................................53
      18.3        Sublease Lessee Limitation................................53
      18.4        Lessee Ownership Limitation...............................53

ARTICLE XIX

      HOLDING OVER..........................................................54


                                      (iii)

      19.1        Holding Over..............................................54

ARTICLE XX

      INDEMNITIES...........................................................54
      20.1        Indemnification...........................................54

ARTICLE XXI

      SUBLETTING AND ASSIGNMENT.............................................56
      21.1        Subletting and Assignment.................................56
      21.2        Management Agreement......................................56
      21.3        Primary Manager and Submanager............................56

ARTICLE XXII

      ESTOPPEL CERTIFICATES.................................................57
      22.1        Officer's Certificates; Financial Statements; Lessor's
                  Estoppel Certificates and Covenants.......................57

ARTICLE XXIII

      INSPECTIONS...........................................................59
      23.1        Regular Meetings; Lessor's Right to Inspect...............59

ARTICLE XXIV

      NO WAIVER.............................................................59
      24.1        No Waiver.................................................59

ARTICLE XXV

      CUMULATIVE REMEDIES...................................................60
      25.1        Remedies Cumulative.......................................60

ARTICLE XXVI

      SURRENDER.............................................................60
      26.1        Acceptance of Surrender...................................60

ARTICLE XXVII

      NO MERGER.............................................................60
      27.1        No Merger of Title........................................60


                                      (iv)

ARTICLE XXVIII

      CONVEYANCE BY LESSOR..................................................60
      28.1        Conveyance by Lessor......................................60
      28.2        Lessor May Grant Liens....................................61

ARTICLE XXIX

      QUIET ENJOYMENT.......................................................62
      29.1        Quiet Enjoyment...........................................62

ARTICLE XXX

      NOTICES...............................................................62
      30.1        Notices...................................................62

ARTICLE XXXI

      INTENTIONALLY DELETED.................................................63

ARTICLE XXXII

      LESSEE CAPITALIZATION REQUIREMENTS....................................63
      32.1        Lessee's Net Worth........................................63
      32.2        Verification of Net Worth.................................63

ARTICLE XXXIII

      TERMINATION OF LEASE DUE TO SALE OF LEASED PROPERTY...................63
      33.1        Termination of Lease Due to Sale of Leased Property.......63

ARTICLE XXXIV

      FRANCHISE AGREEMENT, BRAND STANDARDS, AND GROUND LEASES
       .....................................................................64
      34.1        Compliance................................................64

ARTICLE XXXV

      CAPITAL EXPENDITURES..................................................65
      35.1        Capital Expenditures......................................65

ARTICLE XXXVI

      LESSOR'S DEFAULT......................................................66
      36.1        Lessor's Default..........................................66


                                       (v)

ARTICLE XXXVII

      ARBITRATION...........................................................67
      37.1        Arbitration...............................................67
      37.2        Alternative Arbitration...................................67
      37.3        Arbitration Procedures....................................67

ARTICLE XXXVIII

      TRADE-OUTS............................................................68

ARTICLE XXXIX

      MISCELLANEOUS.........................................................68
      39.1        Miscellaneous.............................................68
      39.2        Transition Procedures.....................................69
      39.3        Waiver of Presentment, etc................................70
      39.4        Standard of Discretion....................................70
      39.5        Action for Damages........................................70

Exhibits:
Exhibit A -       Property Description
Exhibit B -       Base Rent Revenue Percentages and Breakdowns
Exhibit C -       Capital Expenditures Policy
Exhibit D -       Additional Provisions


                                      (vi)

                                LEASE AGREEMENT


      THIS LEASE AGREEMENT (hereinafter called "Lease") is made as of the _____ day of __________________, 1998, by and between ____________________________, a
___________________ (hereinafter called "Lessor"), and
____________________________________________________, a
__________________________ (hereinafter called "Lessee"):

                                R E C I T A L S

      A. The Leased Property is presently operated as a Marriott Hotel pursuant to a franchise agreement (the "Franchise Agreement") between Marriott International, Inc., or one or its Affiliates, as franchisor and Interstate Hotels Corporation, or one of its Affiliates, as franchisee, which franchisee interest will be assumed by IHC II, LLC ("Primary Manager") in connection with the execution of this Lease pursuant to an agreement by and between Lessee and Primary Manager (the "Primary Management Agreement").

      B. Patriot American Hospitality Partnership, L.P. ("REIT OP"), Lessee, Marriott International, Inc. and Interstate Hotel Company have previously entered into a settlement agreement (the "Settlement Agreement") concerning the resolution of disputes among the parties, pursuant to which this Agreement is being executed.

      C. REIT OP, Lessee, Primary Manager and [Marriott Hotel Services, Inc. or Marriott International, Inc.] ("Submanager"), simultaneously with the execution of this Agreement and effective as of the date on which Submanager will assume management of the Leased Property (as hereinafter defined), have entered into an Owner's Agreement (the "Owner's Agreement") which sets forth certain rights and responsibilities among REIT OP, Lessee and Submanager.

      D. Lessor desires to lease the Leased Property to Lessee and approve the terms on which the Leased Property will be managed by Primary Manager and Submanager, and Lessee desires to lease the Leased Property from Lessor and engage the Primary Manager and Submanager to manage the Leased Property.

      NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                   ARTICLE I

                                     LEASE

      1.1 Leased Property. The Leased Property (herein so called) is comprised of Lessor's interest in the following:

            (a) the land described in Exhibit A attached hereto and by reference incorporated herein (the "Land");

            (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "Leased Improvements");

            (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

            (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

            (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

            (f) all existing occupancy leases of the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS AND MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

      1.2 Term. The term of this Lease (the "Term") shall commence on ________________________ (the "Commencement Date") and shall end on the day which is three (3) years thereafter, unless sooner terminated in accordance with the provisions hereof.

      1.3 Initial Transition.

            (a) Lessee has assumed or shall assume all occupancy agreements and operating agreements to which the Leased Property remains subject on the Commencement Date.

            (b) All Inventory is or shall be owned by Lessee, Primary Manager or Submanager. Schedule 1.3 contains provisions relating to the terms on which any Inventory transferred to Lessee by Lessor was acquired by Lessee and certain other accounting issues with respect thereto.

            (c) Rights and obligations with respect to accrued revenues, expenses, cash on hand and similar items have been allocated between Lessor and Lessee as of the Commencement Date, as agreed to by, and reflected in the books and records of, Lessor and Lessee.

            (d) Lessor shall lend to Lessee an amount of cash equal to the Initial Working Capital. Such loan shall bear interest at the [Base Rate], shall amortize over the [Term], and shall in any event be due and payable in full upon the termination of the Lease for any reason. Interest shall accrue, and payments of interest and principal shall be payable as an Additional Charge, on each date on which Base Rent is due and payable hereunder.

            (e) Lessor shall also provide to Lessee, as an additional capital expenditure obligation of Lessor, any amounts required to be paid by Lessee for computer systems as provided in Section 1.02B of the Primary Management Agreement and for additional Fixed Asset Supplies as provided in Section 4.07 of the Primary Management Agreement.

                                  ARTICLE II

                                  DEFINITIONS

      2.1 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

      Additional Charges: As defined in Section 3.3.

      Affiliate: As used in this Lease the term "Affiliate" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

      Annual Budget: As used in this Lease, the term "Annual Budget" shall mean an operating budget and a capital budget prepared by or on behalf of Lessee and approved by Lessor in accordance with Section 3.5(a). For purposes of Section 22.1, Annual Budget shall also mean the Business Plan, the FF&E Estimate and the Building Estimate to the extent that such items substitute for an Annual Budget pursuant to Section 3.5(b).

      Annual Food Sales Break Point: As defined in Section 3.1(b)(ii) and Exhibit B.

      Annual Room Revenues Break Point(s): As defined in Section 3.1(b)(ii) and Exhibit B.

      Annual Room Revenues First Break Point: As defined in Section 3.1(b)(ii) and Exhibit B.

      Annual Room Revenues Second Break Point: As defined in Section 3.1(b)(ii) and Exhibit B.

      Approval: As defined in Section 39.4.

      Award: As defined in Section 15.1(c).

      Base Rent: As defined in Section 3.1.

      Base Rate: The "base rate" of interest announced from time to time by Bankers Trust Company, New York, New York or any successor thereto.

      Beverage Sales: Shall mean gross revenue from the sale of (i) wine, beer, liquor or other alcoholic beverages, whether sold in a bar or lounge, delivered to or available in a guest room, sold at meetings or banquets or at any other location at the Leased Property and (ii) nonalcoholic beverages sold in a bar or lounge. Such gross revenue constituting Beverage Sales shall include sales by Lessee and its permitted subtenants, licensees and concessionaires, but revenues from subleases, licenses or similar arrangements for alcoholic beverage sales which are entered into by Lessor, by any prior owner of the Leased Property, or by Lessee (but as to

Lessee, only such subleases, licenses or similar arrangements entered into in compliance, but only in compliance, with Section 21.1 with parties who are not Affiliates of Lessee) shall be classified as Other Income and shall only include rents received by Lessee under such existing subleases, licenses or similar arrangements, which must comply with Section 18.2 hereof. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

            (a) Any gratuity or service charge added to a customer's bill or statement in lieu of a gratuity which is paid directly to an employee;

            (b) Credits, rebates or refunds; and

            (c) Sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages.

      Brand Standards: Shall mean either (or both, as the context requires) of the following two (2) categories of standards: (i) the operational standards (for example, services offered to guests, quality of food and beverages, cleanliness, staffing and employee compensation and benefits, Chain Services, the Marriott Rewards Program and other similar programs, etc.); and (ii) the physical standards (for example, quality of the Leased Improvements, Fixtures, Furniture and Equipment, Fixed Asset Supplies and frequency of replacements of Fixtures, Furniture and Equipment, etc.); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other hotels in the Marriott System, including all services and facilities in connection therewith that are customary and usual at comparable hotels in the Marriott System.

      Break Points: As defined in Section 3.1(b).

      Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Dallas, Texas or in the municipality wherein the Leased Property is located are closed.

      Capital Budget: As defined in Section 3.5.

      Capital Expenditures: Amounts advanced to pay the costs of Capital Improvements.

      Capital Expenditures Reserve: An amount equal to 4% of Gross Revenues for each Lease Year, to be accrued by Lessor in accordance with the provisions of
Article XXXV hereof.

      Capital Impositions: Taxes, assessments or similar charges imposed upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers drainage facilities, and similar improvements; and assessments or charges in the nature of rent for the use of any easement or facility. Notwithstanding the foregoing, while the Submanagement Agreement is in effect, Capital Impositions shall also include each of the items referenced in Sections 7.01 B(2), (3) and (4) of the Submanagement Agreement.

      Capital Improvements: Subject to Exhibit C attached hereto, improvements to (a) the external walls and internal load bearing walls (other than windows and plate glass), (b) the roof of the Facility, (c) private roadways, parking areas, sidewalks and curbs appurtenant thereto that are under Lessee's control (other than cleaning, patching and striping), (d) mechanical, electrical and plumbing systems that service common areas, entire wings of the Facility or the entire Facility, including conduit and ductware connected thereto, and (e) items of the types described on Exhibit C attached hereto as "capital". Any dispute as to whether an improvement is a capital or non-capital improvement shall be resolved by arbitration pursuant to Section 37.2.

      CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      Chain Services: Services that are furnished generally on a central, regional or other group basis to other hotels in the Marriott System and which benefit such hotels.

      CPI Factor: As defined in Section 3.5.

      Claims: As defined in Section 12.1.

      COBRA: The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      Code: The Internal Revenue Code of 1986, as amended.

      Commencement Date: As defined in Section 1.2.

      Company: Patriot American Hospitality, Inc., a Delaware corporation.

      Condemnation, Condemnor: As defined in Section 15.1.

      Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated Subsidiaries, statements of operations, partners' capital and cash flow (or, in the case of a corporation, statements of operations, retained earnings and cash flow) for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such yearly statement, all in such detail as may be required by the SEC with respect to filings made by the Company, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and audited annually (and quarterly if required by the SEC with respect to filings made by the Company) by Ernst & Young or another so called "Big Six" firm of independent certified public accountants designated by Lessee and approved by Lessor, such approval not to be unreasonably withheld or delayed. Consolidated Financials shall be prepared on the basis of a December 31 fiscal year of Lessee.

      Consumable Supplies: Office supplies, cleaning supplies, uniforms, laundry and valet supplies, engineering supplies, fuel, stationery, soap, matches, toilet and facial tissues, and such other supplies as are consumed customarily on a recurring basis in the operation of the Facility, together with food and beverages that are to be offered for sale to guests and to the public.

      Consumer Price Index: The "Consumer Price Index" published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Item for Urban Wage Earners and Clerical Workers (1982-1984=100).

      Cumulative Monthly Portion: As defined in Section 3.1(b)(ii).

      Date of Taking: As defined in Section 15.1(b).

      Emergency Expenditures: Expenditures required to take necessary or appropriate actions to respond to Emergency Situations.

      Emergency Situations: An emergency threatening the Facility, its guests, invitees or employees or any other circumstances or conditions (including, without limitation, those involving Hazardous Materials) which, if continued, would subject Lessor, Lessee, Primary Manager and/or Submanager to civil or criminal liability.

      Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

      Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

      Environmental Laws: (1) CERCLA; (2) the regulations promulgated thereunder, from time to time; (3) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials; and (4) the regulations promulgated thereunder from time to time.

      Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

            (a) the failure to comply at any time with all Environmental Laws applicable to the Leased Property;

            (b) the presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

            (c) a Release or threatened Release of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

            (d) the identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any other Environmental Law;

            (e) the presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

            (f) any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

      Event of Default: As defined in Section 16.1.

      Executive Committee: Shall mean the general manager, resident manager, director of marketing, controller, food and beverage director, human resources director and chief engineer, or similar titled positions.

      Executive Person and/or Executive Personnel: Shall mean a member of the Executive Committee or a supervisory or executive member of the home office or regional staff of Manager.

      Facility: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

      First Tier Food Sales Percentage: As defined in Section 3.1(b)(ii) and Exhibit B.

      First Tier Room Revenue Percentage: As defined in Section 3.1(b)(ii) and Exhibit B.

      Fixed Asset Supplies: Shall mean items included within "Property and Equipment" under the Uniform System including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or guest rooms.

      Fixtures: As defined in Section 1.1.

      Food Sales: Shall mean (i) gross revenue from the sale of food and non-alcoholic beverages that are prepared at the Facility and sold or delivered on or off the Facility by Lessee, its permitted subtenants, licensees, or concessionaires whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms, and (ii) gross revenue from the rental of banquet, meeting and other similar rooms. Such gross revenue constituting Food Sales shall include sales by Lessee and its permitted subtenants, licensees and concessionaires, but revenues from subleases, licenses or similar arrangements for food and non-alcoholic beverage sales which are entered into by Lessor, by any prior owner of the Leased Property, or by Lessee, (but as to Lessee, only such subleases, licenses or similar arrangements entered into in compliance, but only in compliance with Section 21.1 with parties who are not Affiliates of Lessee) shall be classified as Other Income and shall only include rents received by Lessee under such existing subleases, licenses or similar arrangements, which must comply with Section 18.2 hereof. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

            (a) Vending machine sales;

            (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity which is paid directly to an employee;

            (c) Non-alcoholic beverages sold from a bar or lounge;

            (d) Credits, rebates or refunds; and

            (e) Sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages.

      Franchise Agreement: Any franchise agreement, license agreement or other agreement pursuant to which the Facility is operated under, or entitled to use a brand or other name, identifying trademarks and/or tradenames and reservations system (including those portions of the Primary Management Agreement and Submanagement Agreement relating thereto).

      Furniture and Equipment: For purposes of this Lease, the terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems owned by Lessor and located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars and restaurants, and laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, and cleaning and engineering equipment,
(iv) telephone and computerized accounting systems, and (v) vehicles.

      GAAP: Generally accepted accounting principles as are at the time applicable and otherwise consistently applied.

      GDP Deflator: As defined in the Submanagement Agreement.

      Government: The United States of America, any city, county, state, district or territory thereof, any foreign nation, any city, county, state, province, dominion, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing, in any case having jurisdiction over the Facility, the Leased Property, Lessor or Lessee.

      Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Facility whether on a cash basis or credit, paid or collected, determined in accordance with GAAP and the Uniform System, including but not limited to golf course membership fees, greens fees and other revenues arising out of the operation of any golf courses on the Facility, but excluding, however: (i) funds furnished by Lessor,
(ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business, (vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the Facility, and (viii) items constituting "allowances" under the Uniform System.

      Hazardous Materials: Any substance or material containing one or more of any of the following: "hazardous material", "hazardous waste", "hazardous substance", "regulated substance", "petroleum", "pollutant", "contaminant", "polychlorinated biphenyls", "lead or lead-based paint" or "asbestos" as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to guests, invitees or employees of the Facility.

      Holder: Any holder of any indebtedness of the Lessor, or of the Company, the REIT OP or any of their Affiliates, any holder of a Mortgage, any purchaser of the Leased Property or any portion thereof at a foreclosure sale or any sale in lieu thereof, or any designee of any of the foregoing.

      Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, occupancy, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or Lessor or Lessee's business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, as well as financial obligations with respect to any covenants, conditions or restrictions, including reciprocal easement agreements or cost-sharing arrangements affecting the Leased Property, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof.

      Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

      Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to any provision of this Lease.

      Initial Working Capital: An amount equal to One Thousand Two Hundred Fifty Dollars ($1,250) per guest room, adjusted by the GDP Deflator, less cash on hand at the Facility as of the Take-Over Date (and as defined Primary Agreement), plus the Initial FF&E Reserve Balance (as that term is defined in the Primary Management Agreement).

      Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

      Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including, but not limited to, linens, china, silver, glassware and other non-depreciable personal property, and any property of the type described in Section 1221(1) of the Code.

      Land: As defined in Article I.

      Lease: This Lease.

      Lease Year: Any twelve-month period from January 1 to December 31 during the Term; provided that the initial Lease Year shall be the period beginning on the Commencement Date and ending on December 31st of the calendar year which includes the Commencement Date, and the last Lease Year shall be the period beginning on January 1 of the calendar year in which the Term expires or terminates and ending on the expiration or termination date (to the extent any computation or other provision hereof provides for an action to be taken on a Lease Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Lease Years to reflect that such periods are less than full calendar year periods).

      Leased Improvements; Leased Property:  Each as defined in Article I.

      Legal Requirements: Any federal, state or local law, code, rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Facility or the matters which are the subject of this Agreement, including, without limitation, the following:
(i) any building, zoning or use laws, ordinances, regulations or orders; and
(ii) Environmental Laws.

      Lessee: The Lessee designated on this Lease and its permitted successors and assigns.

      Lessee Indemnified Party: Lessee, any Affiliate of Lessee (other than the Company and its direct and indirect subsidiaries, including Lessor), any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessee, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and any corporate stockholder, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

      Lessee's Personal Property: As defined in Section 6.2.

      Lessor: The Lessor designated on this Lease and its respective successors and assigns.

      Lessor Impositions: With respect to each Lease Year, an amount equal to the aggregate amount of ground rents, if any, Capital Impositions, Real Estate Taxes and Personal Property Taxes due and payable for such Lease Year.

      Lessor Indemnified Party: The Company and its direct and indirect subsidiaries, including Lessor, and any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

      Lessor Insurance Costs: The costs to be borne by Lessor for insurance coverages contemplated by Article XIII hereof.

      Lessor's Audit: An audit by Lessor's independent certified public accountants of the operation of the Leased Property during any Lease Year, which audit may, at Lessor's election, be either a complete audit of the Leased Property's operations or an audit of Room Revenues, Food Sales, Beverage Sales and Other Income realized from the operation of the Leased Property during such Lease Year.

      Management Agreement: The Primary Management Agreement and the Submanagement Agreement, taken together, or, following the termination of the Primary

Management Agreement and the Submanagement Agreement, shall have the meaning set forth in Section 21.2.

      Manager: Primary Manager, as defined in the recitals hereto, or the Submanager, to the extent that the rights and obligations of Primary Manager with respect to this Lease have been assigned to and/or assumed by Submanager pursuant to the Submanagement Agreement. Following termination of the Primary Management Agreement and the Submanagement Agreement for any reason, Manager shall have the meaning set forth in Section 21.2.

      Marriott System: The chain of full-service hotels in the United States which are operated by Submanager (or one of its Affiliates) under the Trade Name of "Marriott".

      Measurement Date: As defined in Section 3.1(d).

      Minimum Net Worth: As defined in Section 32.1.

      Monthly Revenues Computation: As defined in Section 3.1(b).

      Mortgage: As defined in Section 28.2.

      Net Worth: As defined in Section 32.1.

      Notice: A notice given pursuant to Article XXX.

      Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer duly authorized so to sign by Lessee or a general partner of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

      Operating Budget: As defined in Section 3.5.

      Other Income: All revenues, receipts, and income of any kind derived directly or indirectly from or in connection with the Facility and included in Gross Revenues other than Room Revenues, Food Sales or Beverage Sales.

      Other Income Percentage: As defined in Section 3.1(b)(ii) and Exhibit B.

      Overdue Rate: On any date, a rate equal to the Base Rate plus 4% per annum, but in no event greater than the maximum rate then permitted under applicable law.

      Payment Date: Any due date for the payment of any installment of Rent.

      Percentage Rent: As defined in Section 3.1(b).

      Person: Any Government, natural person, corporation, partnership or other legal entity.

      Personal Property Limitation: As defined in Section 18.1.

      Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee and/or its tenants, licensees, concessionaires, agents or contractors), together with all replacements, modifications, alterations and additions thereto.

      Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessor or Lessee pursuant to the provisions of this Lease.

      Primary Intended Use: As defined in Section 7.2(b).

      Primary Manager and Primary Management Agreement: As defined in the recitals hereto.

      Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

      RCRA: The Resource Conservation and Recovery Act, as amended.

      Real Estate Taxes: All real estate and other ad valorem taxes, including general and special assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not completed within the Term), if any, which are imposed upon the Land, the Leased Improvements, the Fixtures and Lessor's and Lessee's estates in any easements, rights and appurtenances relating to the Land and the Leased Improvements, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, in every character (including all interest and penalties thereon caused by any failure in payment by Lessor). Real Estate Taxes shall also include all other taxes imposed in lieu of real estate taxes as described in the preceding sentence. Real Estate Taxes shall not include taxes on the property of Lessee or its tenants, licensees, concessionaires, agents or contractors, including, without limitation, on Inventory.

      REIT OP: Patriot American Hospitality Partnership, L.P., a Virginia limited partnership.

      Reasonable Amount of Working Capital: As defined in the Submanagement Agreement.

      Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable

Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

      Rent: Collectively, the Base Rent, Percentage Rent and Additional Charges.

      Revenues Computation: As defined in Section 3.1(b).

      Room Revenues: Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Facility, determined in a manner consistent with the Uniform System, excluding the following:

            (a) The amount of all credits, rebates or refunds to customers, guests or patrons; and

            (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

            (c) any fees collected for amenities including, but not limited to, telephone, laundry, movies or concessions.

      SEC: The U.S. Securities and Exchange Commission or any successor agency.

      Second Tier Food Sales Percentage: As defined in Section 3.1(b)(ii) and Exhibit B.

      Second Tier Room Revenue Percentage: As defined in Section 3.1(b)(ii) and Exhibit B.

      State: The State or Commonwealth of the United States in which the Leased Property is located, or, if the Leased Property is located outside of the United States, the state, province, dominion or other similar jurisdiction in which the Leased Property is located.

      Submanager and Submanagement Agreement: As defined in the recitals hereto.

      Subsidiaries: Corporations or other entities in which Lessee owns, directly or indirectly, 50% or more of the voting rights or control, as applicable (individually, a "Subsidiary").

      Taking: A permanent or temporary taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

      Term: As defined in Section 1.2.

      Termination Fee: As defined in Section 33.1(c).

      Third Tier Room Revenue Percentage: As defined in Section 3.1(b)(ii) and Exhibit B.

      Unavoidable Delay: Delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Lease.

      Unavoidable Occurrence: The occurrence of strikes, lockouts, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, casualty, condemnation or other similar causes beyond the reasonable control of Lessee, provided, that any such occurrence is an extraordinary (as opposed to a routine or cyclical) material event.

      Uneconomic for its Primary Intended Use: A state or condition of the Facility such that in the good faith judgment of Lessee or Lessor, exercised reasonably, the Facility cannot be reconstructed or repaired within a reasonable period of time after the damage or loss, so as to be capable of being operated on a commercially practicable basis for its Primary Intended Use.

      Uniform System: The Uniform System of Accounts for the Lodging Industry (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc.

      Unsuitable for its Primary Intended Use: A state or condition of the Facility such that in the good faith judgment of Lessee or Lessor, exercised reasonably, the Facility cannot be reconstructed or repaired within a reasonable period of time after the damage or loss, so as to be capable of functioning as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel comparable in quality and function to that of the Facility prior to the damage or loss.

                                   ARTICLE III

                                      RENT

      3.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, at Lessor's address set forth in Article XXX hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Rent contemplated hereby during the Term on the basis hereinafter set forth. If there is a dispute as to the amount of Rent to be paid by Lessee, either party may submit the dispute to arbitration pursuant to Section 37.2. However, Lessee shall be required to pay, as and when Rent is due and payable hereunder, the amount of Rent calculated by Lessor to be due and payable until such time as the dispute is resolved by agreement between the parties or by arbitration pursuant to Section 37.2:

            (a) Base Rent: During the Term, Lessee shall pay to Lessor as Base Rent (herein so called) the annual sum set forth on Exhibit B attached hereto, which shall be payable in arrears in equal monthly installments in the amount set forth on Exhibit B attached hereto on or before the first day of the calendar month following the calendar month in which the Commencement Date occurs and on or before the first day of each calendar month thereafter; provided, however, the monthly payment of Base Rent shall be prorated as to any partial month.

            (b) Percentage Rent: In addition to the sums payable pursuant to subparagraph (a) above, Lessee shall, within ten (10) days after the last day of each month during the Term hereof, pay to Lessor an amount equal to the Percentage Rent (herein so called) payable in accordance with the provisions of this subparagraph (b). Percentage Rent shall be calculated by the following formula (the "Revenues Computation"):

                  (i) For any calendar month, Percentage Rent shall equal:

                        (1) An amount equal to the Monthly Revenues Computation (defined below), for the Lease Year in question less

                        (2) An amount equal to the Base Rent paid by Lessee to Lessor for the Lease Year to date less

                        (3) An amount equal to the Percentage Rent theretofore paid for the Lease Year in question to date.

                  (ii) "Monthly Revenues Computation" shall be computed utilizing the following definitions:

                        (1) "Cumulative Monthly Portion" shall mean a fraction
            having as its numerator the total number of calendar months (including partial months) in a Lease Year which have elapsed prior to the month in which a monthly payment of Percentage Rent is due, and having as its denominator the total number of calendar months (including partial months) in the Lease Year. For example, the Cumulative Monthly Portion in a 12-month Lease Year for the January Percentage Rent payment due February 10 will be 1/12 and for the February Percentage Rent payment due March 10 will be 2/12, and such progression shall continue for each successive calendar month so that the Cumulative Monthly Portion for the December Percentage Rent payment due January 10 of the next Lease Year will be 12/12 or 100%.

                        (2) "First Tier Room Revenue Percentage," "Second Tier
            Room Revenue Percentage," "Third Tier Room Revenue Percentage,"
            "First

            Tier Food Sales Percentage," "Second Tier Food Sales Percentage" and "Other Income Percentage" shall mean the percentages corresponding to each of such terms as set forth on Exhibit B.

                        (3) "Annual Room Revenues First Break Point" and "Annual
            Room Revenues Second Break Point" shall mean the amount of annual Room Revenues corresponding to each of such terms as set forth on Exhibit B.

                        (4) "Annual Food Sales Break Point" shall mean the
            amount of annual Food Sales and Beverage Sales corresponding to such term as set forth on Exhibit B.

                  (iii) The Monthly Revenues Computation shall be the amount obtained by adding, for the applicable Lease Year the following sums:

                        (1) an amount equal to the First Tier Room Revenue
            Percentage of all year to date Room Revenues up to (but not exceeding) the Cumulative Monthly Portion of the Annual Room Revenues First Break Point,

                        (2) an amount equal to the Second Tier Room Revenue
            Percentage of all year to date Room Revenues in excess of the Cumulative Monthly Portion of the Annual Room Revenues First Break Point up to (but not exceeding) the Cumulative Monthly Portion of the Annual Room Revenues Second Break Point,

                        (3) an amount equal to the Third Tier Room Revenue
            Percentage of all year to date Room Revenues in excess of the Cumulative Monthly Portion of the Annual Room Revenues Second Break Point,

                        (4) an amount equal to the First Tier Food Sales
            Percentage of the Cumulative Monthly Portion of all year to date Food Sales and Beverage Sales up to (but not exceeding) the Cumulative Monthly Portion of the Annual Food Sales Break Point,

                        (5) an amount equal to the Second Tier Food Sales
            Percentage of all year to date Food Sales and Beverage Sales in excess of the Cumulative Monthly Portion of the Annual Food Sales Break Point, and

                        (6) an amount equal to the Other Income Percentage of
            year to date revenues from Other Income.

                  (iv) If the Term begins or ends in the middle of a calendar year, then the number of months falling within the Term during such calendar year shall constitute a separate Lease Year. In that event, the Annual Room Revenues First Break Point, the Annual Room Revenues Second Break Point, and the Annual Food Sales Break Point

      (collectively, the "Break Points") shall each be multiplied by a fraction equal to (A) the number of months (including partial months) in the Lease Year divided by (B) twelve (12), and the Cumulative Monthly Portion for each of the months in such Lease Year shall be determined as set forth in the definition of Cumulative Monthly Portion above.

                  (v) The obligation to pay Percentage Rent accrued through the expiration or earlier termination of the Term shall survive such expiration or termination, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date, shall be made not later than sixty (60) days after such expiration or termination date.

            (c) Officer's Certificates. An Officer's Certificate shall be delivered to Lessor monthly setting forth the calculation of the Percentage Rent payment for the most recently completed month within 10 days after each month of each Lease Year during the Term. There shall be no reduction in Base Rent regardless of the results of the Monthly or Annual Revenues Computation. Percentage Rent shall be subject to confirmation and adjustment, if applicable, as set forth in Section 3.2. Notwithstanding the amounts of Percentage Rent paid monthly pursuant to the formula set forth above, for each Lease Year during the Term commencing with the Lease Year in which the Commencement Date occurs, the Percentage Rent payable under this Lease shall be equal to the amount determined by the following formula:

                  The amount equal to the Annual Revenues Computation (as defined below) for the Lease Year in question less

                  An amount equal to the Base Rent paid for the applicable Lease Year equals

                  Percentage Rent for the applicable Lease Year.

The Annual Revenues Computation (herein so called) shall be the amount obtained by adding, for the applicable Lease Year, the following sums:

                        (1) an amount equal to the First Tier Room Revenue
            Percentage of Room Revenues for the applicable Lease Year up to (but not exceeding) the Annual Room Revenues First Break Point,

                        (2) an amount equal to the Second Tier Room Revenue
            Percentage of Room Revenues for the applicable Lease Year in excess of the Annual Room Revenues First Break Point up to (but not exceeding) the Annual Room Revenues Second Break Point,

                        (3) an amount equal to the Third Tier Room Revenue
            Percentage of Room Revenues for the applicable Lease Year in excess of the Annual Room Revenues Second Break Point,

                        (4) an amount equal to the First Tier Food Sales
            Percentage of Food Sales and Beverage Sales for the applicable Lease Year up to (but not exceeding) the Annual Food Sales Break Point,

                        (5) an amount equal to the Second Tier Food Sales
            Percentage of Food Sales and Beverage Sales for the applicable Lease Year in excess of the Annual Food Sales Break Point, and

                        (6) an amount equal to the Other Income Percentage of
            revenues from Other Income for the applicable Lease Year.

If the annual Percentage Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee also shall pay such excess to Lessor within sixty (60) days after the end of the applicable Lease Year. If the Percentage Rent actually due and payable for such Lease Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Lease Year, Lessee shall be entitled to a credit in the amount of such overpayment against the next ensuing payment of Base Rent and/or Percentage Rent, provided, however, if such overpayment is greater than a monthly payment of Base Rent, Lessor shall pay the amount which is over and above the monthly payment of Base Rent to Lessee within thirty (30) days of such determination. Notwithstanding the foregoing, if the Annual Revenues Computation is less than the Base Rent for the applicable Lease Year, Lessee shall not be entitled to any credit or refund.

            (d) CPI Adjustments.

                  (i) For the Lease Year commencing January 1, 1999, and for each Lease Year thereafter during the Term, the Base Rent then in effect shall be increased in the following manner:

                        (a) The Base Rent for the Lease Year in question shall be an amount equal to (1) the prior year's Base Rent, plus (2) the product of
(aa) an amount equal to (x) the prior year's Base Rent multiplied by the CPI Factor, less (y) the prior year's Base Rent, times (bb) the Fixed Rent Factor.

                        (b) The term "CPI Factor" shall mean a percentage computed by dividing the Consumer Price Index for the day before the day that the new Lease Year commences ("Measurement Date") by the Consumer Price Index for the day that is twelve months preceding the Measurement Date.

                        (c) The term "Fixed Rent Factor" shall mean a percentage computed by dividing the actual Lessor Impositions (on an annualized basis) plus the Lessor

Insurance Costs (on an annualized basis) for Lease Year 1998 by the Base Rent for Lease Year 1999.

                        (d) For example, if the prior years' Base Rent was $500,000.00, the CPI Factor was 1.03 and the Fixed Rent Factor is .20, then the Base Rent for the Lease Year in question would be $503,000.00: $500,000 + [($500,000 X 1.03 - $500,000) X .2)].

                  (ii) For each Lease Year during the Term beginning with the Lease Year commencing January 1, 1999, the Annual Room Revenues First Break Point and the Annual Room Revenues Second Break Point (together, the "Annual Room Revenues Break Points"), and the Annual Food Sales Break Point then included in the Revenues Computation set forth above, shall be increased as follows:

                        (a) The new Annual Room Revenues Break Points in the Revenues Computation described above for the Lease Year commencing January 1, 1999, and for each Lease Year thereafter shall be the product of (i) the Annual Room Revenues Break Points in effect in the most recently ended Lease Year times
(ii) the CPI Factor plus the percentage amount set forth on Exhibit B; and

                        (b) The new Annual Food Sales Break Point in the Revenues Computation described above for the Lease Year commencing January 1, 1999, and for each Lease Year thereafter during the Term, shall be the product of (i) the Annual Food Sales Break Point in effect in the most recently ended Lease Year times (ii) the CPI Factor plus the percentage amount set forth on Exhibit B.

                  (iii) In no event shall the Base Rent, the Annual Room Revenues Break Points or the Annual Food Sales Break Point then in effect be reduced as a result of any changes in the Consumer Price Index or any calculations made pursuant to this Subparagraph (d).

                  (iv) Adjustments calculated as set forth above in the Base Rent, Annual Room Revenues Break Points and the Annual Food Sales Break Point shall be effective on the first day of each calendar Lease Year to which such adjusted amounts apply. If Base Rent or Percentage Rent is paid prior to the determination of the amount of any adjustment to Base Rent, Percentage Rent, the Annual Room Revenues Break Points or the Annual Food Sales Break Point applicable for such period, whether because of a delay in the publication of the Consumer Price Index for the Measurement Date or because of any other reason, payment adjustments for any shortfall in or overpayment of Percentage Rent paid shall be made with first Base Rent and Percentage Rent payments due after the amount of the adjustments are determined.

                  (v) If (a) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (b) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent, Annual Room Revenues Break Points and Annual Food Sales Break Point hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in various U.S. cities that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

                  (vi) To the extent that, at the end of any Lease Year, Percentage Rent has been overpaid, Lessee shall be entitled to a credit against the next ensuing payments of Base Rent and/or Percentage Rent.

      3.2 Confirmation of Percentage Rent.

            (a) Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all data necessary to conduct Lessor's Audit and to compute Percentage Rent for the applicable Lease Years.

            (b) Lessor shall have the right from time to time by its accountants or representatives to audit such information in connection with Lessor's Audit, and to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to complete Lessor's Audit and to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. For this purpose, Lessee's records shall include all records maintained with respect to the Leased Property on Lessee's behalf by Manager. If any Lessor's Audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of Lessor's Audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any Lessor's Audit that is commenced more than one (1) year after the end of any Lease Year, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of the gross negligence or willful misconduct of the Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. In the event the Revenue Audit discloses an overpayment by Lessee, Lessee shall be entitled to a credit in the amount of such overpayment against the next ensuing payment of Percentage Rent. In no event shall Lessor undertake a Lessor's Audit more than three (3) years after the last day of the Lease Year for which such audit is requested.

            (c) Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders and investors and to any other persons to whom disclosure is necessary to comply with applicable laws, regulations and government requirements.

            (d) The obligations of Lessee and Lessor contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Percentage Rent as disclosed by Lessor's Audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of Section 37.2.

      3.3 Additional Charges. In addition to the Base Rent and Percentage Rent, Lessee also will pay and discharge as and when due and payable the following:
(a) all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items. The items referred to in clauses (a) and (b) of this Section 3.3 shall be additional rent hereunder and shall be referred to herein collectively as the "Additional Charges". Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor within ten (10) days of demand, as Additional Charges, a late charge (to the extent permitted by law) equal to the greater of (i) interest computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof, or, (ii) in the event Lessee has failed to pay the amount of such installment, within ten (10) days after receipt by the Lessee of Notice from Lessor (provided, however, that after Lessor has given one (1) such Notice in a Lease Year, the ten (10) days' Notice and cure period shall not be required for the remainder of such Lease Year), five percent (5%) of such amount. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay the same from monies received from Lessee.

      3.4 No Set Off. Rent shall be paid to Lessor without set off, deduction or counterclaim; provided, however, that Lessee shall have the right of offset to the extent specifically provided in Section 36.1 and the right to assert any claim or counterclaim in a separate action brought by Lessee under this Lease or to assert any mandatory counterclaim in any action brought by Lessor under this Lease.

      3.5 Annual Budget.

            (a) Not later than sixty (60) days prior to the commencement of each Lease Year, Lessee shall prepare and submit to Lessor an operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this Section 3.5. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in accordance with the Uniform System to the extent applicable and show by month and quarter and for the year as a whole in the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

                  (i) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues) for the forthcoming Lease Year itemized on schedules on a monthly and quarterly basis as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules.

                  (ii) An estimate of any amounts Lessor will be requested to provide for Capital Improvements during the current and the next four (4) Lease Years, subject to the limitations set forth in Article XXXV.

                  (iii) A cash flow projection.

                  (iv) A narrative description of the program for marketing and managing the Facility for the forthcoming Lease Year and containing a detailed budget itemization of proposed expenditures by category.

                  (v) Lessee's reasonable estimate for each month of the Lease Year of Percentage Rent, including Room Revenues, Food Sales, Beverage Sales and Other Income.

            Lessor shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve, disapprove or request changes to the Annual Budget. If the parties are not able to reach agreement on the Annual Budget for any Lease Year during Lessor's thirty (30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempt shall include, if requested by either party, at least one (1) meeting of executive-level officers of Lessor and Lessee. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Lease Year after complying with the foregoing requirements of this Section 3.5, the parties shall adopt such portions of the Operating Budget and the Capital Budget as they may have agreed upon and any matters not agreed upon shall be referred to arbitration as provided for in
Section 37.2 hereof.. Pending the results of such arbitration or the agreement of the parties, (i) if the Operating Budget has not been agreed upon, the Leased Property will be operated in a manner consistent with the prior Lease Year's Operating Budget without adjustment until a new Operating Budget is adopted, and
(ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are agreed to by Lessor and Lessee or are otherwise required to comply with Legal Requirements, the Franchise Agreement or Brand Standards, as applicable, or to make Emergency Expenditures.

            Lessee shall operate the Leased Property consistent with the Annual Budget and shall promptly report to Lessor in writing any actual or anticipated deviation from the Operating Budget or Capital Budget of any material or long-term consequence.

            (b) Notwithstanding the foregoing, while the Submanagement Agreement is in effect, Lessor agrees that the provisions for the preparation, approval and implementation of a Business Plan, an FF&E Estimate (including the Five-Year
Plan) and a Building Estimate and compliance therewith pursuant to Sections 4.05, 5.02 and 5.03 of the Primary Management Agreement and the Submanagement Agreement (including by reference the related provisions of the Primary Management Agreement and the Submanagement Agreement regarding approval of excess expenditures, dispute resolution, choice of law and similar provisions) shall substitute for the foregoing provisions regarding the preparation and approval of the Annual Budget, reading such Sections, mutatis mutandis, so that Lessor shall have all of the rights and obligations of Lessee under such Sections, and Lessee shall have all of the rights and obligations of Primary Manager under such Sections. Lessor agrees and acknowledges that Lessee may delegate such rights and obligations to Primary Manager, which Primary Manager may delegate to Submanager.

            (c) Lessee agrees that it shall consult with Lessor prior to hiring, or consenting to the hiring of, any General Manager of the Facility.

      3.6 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and GAAP and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in Dallas, Texas or Pittsburgh, Pennsylvania and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessee and shall not be removed from the Facility or Lessee's offices without Lessee's prior written approval, provided, however, Lessor shall be entitled to make copies of any or all such books and records for its own files. The obligations under this Section
3.6 shall survive termination of this Lease for any reason. Lessor acknowledges that while the Primary Management Agreement and Submanagement Agreement are in effect, Lessee's ability to provide access to books of account and records may be limited by the provisions of such agreements.

      3.7 Changes in Operations. Without Lessor's prior written consent, Lessee shall not (i) provide food and/or beverage operations at the Facility if not presently provided, (ii) discontinue any food and/or beverage operations which are presently provided, or (iii) convert a subtenant, licensee or concessionaire to an operating department of the Facility or vice-versa. Notwithstanding the foregoing, while the Submanagement Agreement is in effect, Lessor acknowledges that Primary Manager and/or Submanager may have the authority to make such changes in operations without Lessee's consent. Lessee agrees that it will not exercise any consent, approval or consultation rights it may have under such agreements with respect to such matters without Lessor's consent. [The parties agree that in the event of one or more changes in operations that are (separately or together) reasonably likely to change the amount of rent payable hereunder by more than [5%], the calculation of Percentage Rent shall be equitably amended to leave the parties in approximately the same economic position as they would have been in the absence of such change(s).]

      3.8 Allocation of Revenues. In the event that individuals or groups purchase rooms, food and beverage and/or the use of other hotel facilities or services together or as part of a package, Lessee agrees that revenues shall be allocated among Room Revenues, Food Sales, Beverage Sales and/or other revenue categories, as applicable, in a reasonable manner consistent with the historical allocation of such revenues.

                                  ARTICLE IV

                                  IMPOSITIONS

      4.1 Payment of Impositions.

            (a) Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Lessor Impositions, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof, subject to Lessee's right of contest pursuant to the provisions of
Article XII. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments payable during the Term and in such event, shall pay such installments and any unpaid balance of such Impositions prior to the expiration or earlier termination of the Term hereof and before any fine, penalty, premium, further interest or cost may be added thereto.

            (b) Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes, taxes on its capital stock and Lessor Impositions, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities.

            (c) If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have been declared by Lessor and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI.

            (d) Lessor and Lessee shall, upon request of the other, cooperate with the other party and otherwise provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property.

            (e) Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then proceed at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

            (f) To the extent received by it, Lessee shall furnish Lessor with copies of all assessment notices for Real Estate Taxes and Personal Property Taxes in sufficient time for Lessor to file a protest and pay such taxes without penalty. Lessor shall within thirty (30) days after making such payment furnish Lessee with evidence of payment of Capital Impositions, Real Estate Taxes and Personal Property Taxes.

      4.2 Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but if Lessee did not otherwise have knowledge of such Imposition sufficient to permit it to pay same, such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

      4.3 Adjustment of Impositions. Impositions payable by Lessee which are imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and the parties' obligations to pay their respective prorated share thereof after termination shall survive such termination.

      4.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

                                   ARTICLE V

                           NO TERMINATION, ABATEMENT

      5.1 No Termination, Abatement. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (c) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any default under this Lease by Lessor which may now or hereafter be conferred upon it by law to
(1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of or set off against the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default provided, however, nothing in this Section 5.1 shall preclude Lessee from exercising its remedies pursuant to Section 36.1.

                                  ARTICLE VI

                              PROPERTY OWNERSHIP

      6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

      6.2 Lessee's Personal Property. At all times during the Term, Lessee, Manager or Submanager shall maintain Inventory consistent with the amount of inventory which is customarily maintained in a hotel of the type and character of the Facility and is otherwise required to operate the Leased Property in the manner contemplated by this Lease and in compliance with the Franchise Agreement and all Legal Requirements. All Inventory shall be the property of Lessee, Manager or Submanager, as the case may be. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee (collectively, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section 6.2, remove any of Lessee's Personal Property at any time during the Term or upon the expiration or any prior termination of the Term. All of

Lessee's Personal Property, other than Inventory, not removed by Lessee within thirty (30) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

      6.3 Equipment Lease Property. Personal property utilized at the Facility which is leased pursuant to equipment leases in effect on the Commencement Date and which expire on or before the termination of this Lease shall, at the option of Lessor, become the property of Lessor without the payment of additional consideration by Lessor except for any consideration which must be paid to the equipment lessor on expiration of the equipment lease to acquire title thereto. Lessee shall cooperate with Lessor to effect the transfer of title to such leased property to Lessor and shall give Notice to Lessor of any such leases and of the expiration dates thereof. Lessor shall, at Lessor's cost, acquire title to or replace such leased property with funds other than the Capital Expenditures Reserve when the leases for such leased property expire and make such property or replacement property available to Lessee hereunder during the Term of this Lease.

                                  ARTICLE VII

                                CONDITION, USE

      7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is", "with all faults", and in its present condition. Except as otherwise specifically provided herein, Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Lessor shall have the right to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property, and Lessor shall, if requested by Lessee, assign any such right to Lessee if and to the extent Lessor determines not to exercise such right. If either party determines to exercise such right, the other party shall fully cooperate in the prosecution of any such claim, in Lessor's or Lessee's name, all at the cost and expense of the prosecuting party, who hereby agrees to indemnify, defend and hold harmless the other party from and against any claims, obligations and liabilities against or incurred by such other party in connection with such cooperation, and who further agrees to apply all amounts realized from the prosecution of such claim, less its expenses in connection therewith, to remedy such breach or cure such defect. Lessor agrees to use its reasonable efforts to cooperate with Lessee in Lessee's obtaining and maintaining such permits, licenses and approvals.

      7.2 Use of the Leased Property.

            (a) Lessee covenants that it will proceed with all due diligence to obtain, and will obtain and maintain, all permits, licenses and approvals, including, without limitation, liquor licenses, needed to use and operate the Leased Property and the Facility under applicable Legal Requirements.

            (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use, including but not limited to golf course or casino use, if applicable, or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which is prohibited by law or fire underwriter's regulations. Lessee shall comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, which compliance shall be performed at Lessee's sole cost except to the extent that such compliance requires the performance of a Capital Improvement or the payment of a Capital Imposition.

            (c) Subject to the provisions of Articles XIV and XV, Lessee covenants and agrees that during the Term it will either directly or through an approved manager (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply in all material respects with all the provisions of the Franchise Agreement, (3) not enter into, terminate or amend in any respect any Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and
(5) keep Lessor advised of the status of any material litigation affecting the Leased Property.

            (d) Subject to Lessor's obligations hereunder with respect to Capital Improvements and Capital Expenditures, Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

            (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

            (f) Lessee acknowledges and agrees that as long Submanagement Agreement is in effect all employees involved in the operation of Leased Property shall be employees of Submanager, and in any event all employees involved in the use and operation of the Leased Property shall be employees of Lessee, Manager, or one of their direct or indirect subsidiaries and not of Lessor, the Company or any of the Company's direct or indirect subsidiaries. Lessee, Manager, and their applicable Affiliates shall (subject to Lessor's obligations with respect to Capital Improvements and Capital Expenditures) comply in all material respects with all Legal Requirements and all collective bargaining and other agreements applicable to such employees. Upon the expiration or earlier termination of this Lease, or upon any termination of this Lease due to an Event of Default by Lessee or an election by Lessee to terminate for reasons other than Lessor's default, all such employees shall be terminated or retained by Lessee, Manager or their Affiliate, as applicable, and Lessee, Manager or their Affiliate, as applicable, shall (i) provide any required notices to such employees, including WARN Act and COBRA Notices; and (ii) pay costs and expenses associated with accrued but unpaid salary, earned but unpaid vacation pay, accrued but unearned vacation pay, pension and welfare benefits, COBRA benefits, employee fringe benefits, employee termination payments or any other employee benefits due to such employees. Except as otherwise provided herein, Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims, causes of action, proceedings, judgments, damages, penalties, liabilities, costs and expenses (including reasonable attorney's fees and disbursements) arising out of the employment or termination of employment of or failure to offer employment to any employee or prospective employee by Lessee, Manager or their Affiliates, including, without limitation, claims of discrimination, sexual harassment, breaches of employment or collective bargaining agreements, or (ii) the failure of Lessee, Manager or any of their Affiliates to comply with the provisions of this section dealing with the obligations of Lessee under this Section upon the expiration or termination of this Lease. Upon the early termination of this Lease by Lessor (other than for an Event of Default by Lessee or by Lessee due to a Lessor Default), Lessor shall, as an additional Termination Fee and obligation on account of such early termination, fully comply with all Legal Requirements and all collective bargaining and other agreements applicable to such employees, including, without limitation, providing all required notices, paying (or reimbursing Lessee for) all costs and expenses associated with accrued but unpaid salary, earned but unpaid vacation pay, accrued but unearned vacation pay, pension and welfare benefits, COBRA benefits, employee fringe benefits, employee termination payments or any other employee benefits due to such employees (to the extent not delinquent or past due, all delinquent or past due salaries and benefits being the obligation of Lessee, Manager or their Affiliates, as applicable). Lessor shall indemnify, defend and hold harmless Lessee, any Lessee Indemnified Parties and Manager, from and against any and all claims, causes of action, proceedings, judgments, damages, penalties, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) arising out of the failure of Lessor to comply with the provisions of this Section. Lessee, Lessor and Manager and their applicable Affiliates shall cooperate reasonably to permit each to comply with their obligations under this Section upon expiration of the stated Term of this Lease or the early termination of this Lease. The indemnification rights and obligations provided for in this section shall survive the termination of this Lease.

            (g) If the Facility includes a golf course, tennis courts, spa and/or other facilities in which nonequity memberships representing rights of use of such facilities have been granted, the existing membership contracts have been or shall be assigned to and assumed by Lessee; and during the Term, Lessee may enter into new membership contracts on terms and conditions approved by Lessor for the use of the golf course and other facilities presently covered by the existing membership contracts. Upon termination of this Lease, Lessee shall assign to Lessor any such membership contracts entered into by Lessee during the Term, and Lessor agrees to assume the obligations of Lessee under any such membership contracts arising from and after the date of termination of this Lease.

                                 ARTICLE VIII

                              LEGAL REQUIREMENTS

      8.1 Compliance with Legal and Insurance Requirements. Subject to Sections
8.2 and 8.3 and Article XII relating to permitted contests, and Lessor's obligations with respect to Capital Improvements and Capital Expenditures, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

      8.2 Legal Requirement Covenants. Subject to Section 8.3, Lessee covenants and agrees that (i) the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others, (ii) Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder and (iii) Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times, subject to Lessor providing the necessary Capital Expenditures, conform in all material respects to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others to so comply with all Legal Requirements).

      8.3 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

            (a) At all times hereafter until Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor and subject to Lessor's obligations regarding Capital Expenditures, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that such compliance would require the remediation of Environmental Liabilities for which Lessee has no indemnity obligations under Section 8.3(b). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities of which Lessee has been notified in writing or of which an Executive Person is aware; (2) all pending or overtly threatened Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property of which Lessee has been notified in writing or of which an Executive Person is aware; (3) all Releases of which Lessee has been notified in writing or of which an Executive Person is aware, in amounts required to be reported or remediated under Environmental Laws at, on, in, under or in any way affecting the Leased Property, or any Release at, on, in or under any property adjacent to the Leased Property of which Lessee has been notified in writing or of which an Executive Person is aware; and (4) all facts, events or conditions of which Lessee has been notified in writing or of which an Executive Person is aware, which notice indicates or which an Executive Person is aware could reasonably lead to the occurrence of any of the above-referenced matters.

            (b) LESSEE WILL PROTECT, INDEMNIFY, HOLD HARMLESS AND DEFEND LESSOR INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL ENVIRONMENTAL LIABILITIES TO THE EXTENT PERMITTED BY LAW WHICH RESULT FROM THE WRONGFUL ACTS OR NEGLIGENT ACTS OR FAILURES TO ACT OF LESSEE OR ITS AGENTS, INCLUDING ANY MANAGER OR SUBMANAGER OF THE FACILITY, AND WHICH ARISE OR ACCRUE DURING THE PERIOD BETWEEN THE COMMENCEMENT DATE AND THE DATE LESSEE COMPLETELY VACATES THE LEASED PROPERTY.

            (c) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities to the extent permitted by law, except to the extent that the same are caused by wrongful acts or negligent acts or failures to act of Lessee.

            (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnifying Party and such separate counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

            (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

            (f) The indemnification rights and obligations provided for in this
Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

            (g) The indemnification rights and obligations provided for in this
Article VIII shall survive the termination of this Lease.

            For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

      8.4 Special Environmental Representations, Covenants and Indemnities. The following provisions of this Section 8.4 shall be in effect only during such period as the Submanagement Agreement is in effect:

      (a) Lessor hereby represents and warrants to Lessee that, to the best of its knowledge except as set forth in any environmental assessment reports provided by Lessor to Lessee, as of the Commencement Date, there are no Hazardous Materials on any portion of the Land or the Facility, nor have any Hazardous Materials been released or discharged on any portion of the Land or the Facility. In addition, Lessor hereby represents and warrants that it has previously delivered to Lessee copies of all reports concerning environmental conditions which have been received by Lessor or any of its Affiliates.

      (b) In the event of the discovery of Hazardous Materials (as defined below) on any portion of the Land or in the Facility during the Term, Lessor shall (except as otherwise set forth to the contrary in paragraph (c) below) promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with Environmental Laws. Lessor shall (except as otherwise set forth to the contrary in paragraph (c) below) indemnify, defend and hold Lessee, Primary Manager and Submanager harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of Hazardous Materials on the Land or in the Facility; and this obligation of Lessor shall survive termination of this Lease.

      (c) In the event that Hazardous Materials are released on any portion of the Land or in the Facility during the Term as a result of the actions of Lessee's, Manager's, Primary Manager's or Submanager's employees or agents, then Lessee shall promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. All costs and expenses of the removal by Lessee (pursuant to this paragraph (c)) of Hazardous Materials, and of the aforesaid compliance with Environmental Laws shall be paid from Lessee's own funds, and Lessee shall indemnify, defend and hold Lessor and any Mortgagee harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the actions described in this paragraph (c). Lessee shall be able to retain in the Facility reasonable quantities of cleansers, solvents and other materials used in the ordinary course of Facility operations, notwithstanding that such materials may contain or be Hazardous Materials, provided that Lessee complies with all Environmental Laws with regard to the storage, use and disposal thereof.

      (d) Except as otherwise set forth to the contrary in paragraph (c) above, all costs and expenses of the aforesaid removal of Hazardous Materials from the Land or the Facility, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Lessee pursuant to the indemnity set forth in paragraph (b) above, shall be paid by Lessor, and shall not be subject to the limitation on Capital Expenditures set forth in Article XXXV.

                                   ARTICLE IX

                             MAINTENANCE AND REPAIRS

      9.1 Maintenance and Repair.

            (a) Except as provided in Section 9.1(b), Lessee will keep the Leased Property and all parts thereof, including without limitation, all private roadways, sidewalks, curbs and other appurtenances thereto that are under Lessee's control, and including without limitation windows and plate glass, parking lots, HVAC, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), in good order and repair and in compliance with the standards of the Franchise Agreement (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property or any portion thereof) ordinary wear and tear excepted except for the obligation to make necessary and appropriate repairs, replacements and improvements as provided in this Section 9.1(a), and, except as otherwise provided in Section 9.1(b), Article XIV or
Article XV, with reasonable promptness, make all necessary and appropriate repairs, replacements and improvements thereto of every kind and nature, whether interior or exterior ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. If Lessee fails to make any required repairs or replacements after fifteen (15) days notice from Lessor, or after such longer period as may be reasonably required provided that Lessee at all times diligently proceeds with such repair or replacement, then Lessor shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Lessee. In such event, such work shall be paid for in full by Lessee as Additional Charges.

            (b) Notwithstanding Lessee's obligations under Section 9.1(a) above, but subject to the limitations on Lessor's obligations for Capital Expenditures set forth in Article XXXV, except to the extent such Capital Expenditures are caused by the gross negligence or willful misconduct of Executive Personnel (but subject to Section 13.4), Lessor shall be required to make all Capital Expenditures. Lessor's obligations under Section 35.1(d) shall not, however, be affected by the gross negligence or willful misconduct of Executive Personnel. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted; but Lessee does not waive any of its rights under Article XXXVI hereof, and such waiver shall not relieve Lessor of its obligations under this Section 9.1(b) and Article XXXV hereof.

            (c) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair in accordance with Section 9.1(a) above, as would a prudent owner of comparable property, during the entire Term) or damage by casualty or Condemnation.

                                   ARTICLE X

                                  ALTERATIONS

      10.1 Alterations. Subject to first obtaining the written approval of Lessor, which approval shall not be unreasonably withheld, and to first obtaining any required written approval from a Holder, Lessee may, but shall not be obligated to, make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not alter the character or purposes of the Leased Property or detract from the value or operating efficiency thereof and will not impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee or Lessor to comply with the provisions of this Lease or of any mortgage, ground lease or other material agreement affecting the Leased Property. All such work shall be performed in a first class manner in accordance with all applicable governmental rules and regulations and after receipt of all required permits and licenses. If reasonably required by Lessor all such work shall be covered by performance bonds issued by bonding companies reasonably acceptable to Lessor. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

      10.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

      10.3 Lessor Alterations. Lessor shall have the right, without Lessee's consent, to make or cause to be made alterations and additions to the Leased Property required in connection with (i) Emergency Situations, (ii) Legal Requirements, (iii) maintenance of the Franchise Agreement and compliance with the standards established thereby, or with Brand Standards, as applicable, and
(iv) the performance by Lessor of its obligations under this Lease. Lessor shall further have the right, but not the obligation, to make such other additions to the Leased Property as it may reasonably deem appropriate during the Term of this Lease, subject to Lessee's consent, but such consent shall not be withheld if such alterations or additions will not violate Legal Requirements, or the Franchise Agreement or Brand Standards, as applicable, and will not materially and adversely impair the operating efficiency or revenue producing capability of the Leased Property or the ability of Lessee to comply with the provisions of this Lease. All such work, unless otherwise required to be performed by Lessee under this Lease (in which event work shall be paid for by Lessee) shall be performed at Lessor's expense, in compliance with all Legal Requirements, in a good and workmanlike manner and shall be done after reasonable notice to and coordination with Lessee, so as to minimize any disruptions or interference with the operation of the Facility.

                                  ARTICLE XI

                                     LIENS

      11.1 Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property resulting from the action or inaction of Lessee, or any attachment, levy, claim or encumbrance in respect of the Rent resulting from the action or inaction of Lessee, excluding, however,
(a) this Lease, (b) the matters, if any, included as exceptions or insured against in the title policy insuring Lessor's interest in the Leased Property,
(c) restrictions, liens and other encumbrances resulting from the action or inaction of Lessor or which are consented to in writing by Lessor, (d) liens for those taxes which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXI hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements to the extent Lessee is responsible hereunder for such compliance so long as (l) the same are not yet delinquent or
(2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, suppliers or vendors for sums either disputed or not yet due provided that any such liens for disputed sums are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of this Lease.

                                  ARTICLE XII

                              PERMITTED CONTESTS

      12.1 Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement to be satisfied by Lessee hereunder or any lien, attachment, levy, encumbrance, charge or claim (any such Imposition, Legal Requirement, lien, attachment, levy, encumbrance, charge or claim herein referred to as "Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, as security for the payment of such Claims, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor (and satisfactory to any Holder, if approval thereof is required by such Holder's Mortgage) that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon and legal fees anticipated to be incurred in connection therewith will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company designated by Lessor as trustee upon terms reasonably satisfactory to Lessor, or with any Holder upon terms satisfactory to such Holder, money in an amount sufficient to pay the same, together with interest and penalties thereon and legal fees anticipated to be incurred in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any Holder with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease; provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall only give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 General Insurance Requirements.

            (a) Coverages. During the Term of this Lease, the Leased Property shall at all times be insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name the party obtaining the policy as the insured and the other party as an additional named insured, and the Manager (including the Submanager) shall also be named as an additional insured under the coverages described in Sections 13.1(a)(iv) through (xi). Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment for coverages insuring both parties shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's

Personal Property, shall at all times satisfy the requirements of the Franchise Agreement and of any ground lease, mortgage, security agreement or other financing lien affecting the Leased Property (provided, however, Lessee shall not be required to obtain insurance to satisfy such requirements except to the extent such insurance is reasonably obtainable, and Lessor shall pay the costs of any insurance required thereby which exceeds that required pursuant to (iv) through (xi) below), and at a minimum shall include:

                  (i) Building insurance on the "Special Form" (formerly "All
            Risk" form) (including earthquake and flood in reasonable amounts if and as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

                  (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, air conditioning systems, piping and machinery, and sprinklers, if any, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

                  (iii) Loss of income insurance on the "Special Form", in the amount of one year of the greater of (a) Base Rent, or (b) Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on prorated Percentage Rent) for the benefit of Lessor, and business interruption insurance on the "Special Form" in the amount of one year of gross profit, for the benefit of Lessee;

                  (iv) Commercial general liability insurance, with contractual indemnity endorsement, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $50,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal injury, general aggregate, products and completed operations with respect to Lessee, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

                  (v) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                  (vi) Workers' compensation insurance to the extent necessary to protect Lessor, Lessee and the Leased Property against Lessee's workman's compensation claims to the extent required by applicable state laws and employee's liability insurance in an amount not less than $500,000 covering against liability in respect of employees, agents and servants not covered by workers' compensation insurance and against occupational disease benefits;

                  (vii) Comprehensive form vehicle liability insurance for
            owned, non-owned, and hired vehicles, in the amount of $1,000,000;

                  (viii) Garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability of $3,000,000 for any one occurrence, of which coverage in excess of $1,000,000 may be provided by way of an excess liability policy;

                  (ix) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible with a limit of not less than $5,000 in any one occurrence or $25,000 annual aggregate;

                  (x) Safe deposit box legal liability insurance covering
            property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible with a limit of not less than $100,000 in any one occurrence; and

                  (xi) Insurance covering such other hazards (such as plate
            glass or other common risks) and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered.

            (b) Responsibility for Insurance. Lessee shall obtain the insurance and pay the premiums for the coverages described in Sections 13.1(a)(iv) through
(x), and Lessor shall obtain the insurance and pay the premiums for the coverages described in Sections 13.1(a)(i) through (iii), provided that Lessee shall reimburse Lessor immediately after demand therefor for any premiums paid by Lessor for the coverages required under Section 13.1(a)(i) to the extent that the premiums relate to coverages for property owned by Lessee or coverages which benefit Lessee. Insurance required by Section 13.1(a)(xi) shall be obtained and paid for by Lessor to the extent that it relates to risks of the type covered by the insurance obtained pursuant to Sections 13.1(a)(i) through (iii), and obtained and paid for by Lessee if it relates to risks of the type covered by the insurance obtained pursuant to Sections 13.1(a)(iv) through (x). The party responsible for the premium for any insurance coverage shall also be responsible for any and all deductibles and self-insured retentions in connection with such coverages. In the event that either party can obtain comparable insurance coverage required to be carried by the other party from comparable insurers and at a cost significantly less than that at which such other party can obtain such coverage, the parties shall cooperate in good faith to obtain such coverage at the lower cost and shall allocate the premiums therefor in accordance with the provisions of the first sentence of this Section 13.1(b). In addition to the rights set forth in Sections 17.1 and 36.1, if any party responsible for obtaining and maintaining the insurance required under this Lease fails to do so or fails to obtain renewals or substitutions therefor at least fifteen (15) days before such insurance will lapse, the other party may obtain such insurance and the defaulting party shall reimburse the party obtaining such insurance for the cost thereof promptly upon demand, together with interest thereon at the Overdue Rate until such cost is repaid by the defaulting party.

      13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost redetermined.

      13.3 Waiver of Subrogation. Lessor and Lessee each waive any and all rights of recovery against the other (and against the partners, officers, employees and agents of the other party) for loss of or damage to such waiving party or its property or the property of others under its control, to the extent such loss or damage is covered by, or in the event the responsible party fails to maintain the required insurance hereunder, would have been covered by, the insurance required to be obtained by such waiving party under Sections 13.1(a) through (iii); provided, however, that this waiver does not apply to any rights that either party may have to insurance proceeds from their respective insurance policies at the time of such loss or damage. In obtaining policies of property insurance on their respective interests in the personal property and improvements located in the Leased Property, Lessor and Lessee shall give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease; and Lessor and Lessee shall each obtain from their insurance carriers a consent to such waiver.

      13.4 Form Satisfactory, etc. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies reasonably satisfactory to Lessor and shall satisfy the requirements of any ground lease, mortgage, security agreement or other financing lien on the Leased Property and of the Franchise Agreement; (provided, however, Lessee shall not be required to obtain insurance to satisfy such requirements except to the extent such insurance is reasonably obtainable, and Lessor shall pay the costs of any insurance required thereby which exceeds that required pursuant to (iv) through (xi) above). The party responsible for obtaining any policy shall pay all of the premiums therefor, and deliver copies of such policies or certificates thereof to the other party prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of the responsible party either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to the other party at the times required, such other party shall be entitled, but shall have no obligation, after ten (10) days' Notice to the responsible party (or after less than ten (10) days' Notice if required to prevent the expiration of any existing policy), to effect such insurance and pay the premiums therefor, and to be reimbursed for any such premiums upon written demand therefor. Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to the party not responsible hereunder for obtaining such policy, that it will give to such party thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

      13.5 Increase in Limits. If either Lessor or Lessee at any time reasonably deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties fail to agree on such limits, the matter shall be referred to arbitration as provided for in Section
37.1. In no event shall such limits fail to satisfy the requirements of the Franchise Agreement and of any ground lease, Mortgage, security agreement or other financing lien affecting the Leased Property, provided, however, Lessee shall not be required to obtain insurance to satisfy such requirements except to the extent such insurance is reasonably obtainable, and Lessor shall pay the costs of any insurance required thereby which exceeds that required pursuant to
(iv) through (xi) above.

      13.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee, Lessor, Manager or Submanager; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

      13.7 Separate Insurance. Neither Lessor nor Lessee shall on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Each party shall immediately notify the other party that it has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

      13.8 Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Facility, and any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a copy of all such reports shall be furnished to Lessor.

      13.9 Alternate Provisions for Insurance. Notwithstanding the foregoing provisions of this Article XIII, Lessor and Lessee agree that the amounts and types of insurance procured by the Manager in compliance with Section 6.01 of the Submanagement Agreement, or by Lessor or Lessee as contemplated by Section
6.02 of the Submanagement Agreement, shall satisfy the minimum obligations of Lessor and Lessee to provide insurance under Section 13.1(a); provided that Lessee shall not approve the selection of any insurance company under the Primary Management Agreement without Lessor's consent. Sections 13.1(a) and 13.5 shall continue to apply to the extent that additional insurance is required to satisfy the requirements of any ground lease, mortgage, security agreement or other financing lien affecting the Leased Property and to the extent that additional insurance is agreed to be desirable under Section 13.5. The costs of insurance procured under this Section 13.9 shall be borne by Lessee and Lessor in accordance with the principles of Sections 13.1(a), (b) and 13.5 (so that, for example, Lessor shall bear the cost of the insurance coverage called for by Sections 6.01 A(2) and A(3) of the Primary Management Agreement and an appropriate portion of the cost of insurance coverage called for by Sections
6.01 A(1), A(8) and 6.02 of the Primary Management Agreement).

                                  ARTICLE XIV

                           DAMAGE AND RECONSTRUCTION

      14.1 Insurance Proceeds. All proceeds of the insurance contemplated by Sections 13.1(a)(i) and (ii) payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated as described in Section 14.2, all such insurance proceeds shall be retained by Lessor except for any amount thereof paid with respect to Lessee's Personal Property and Lessor shall pay to Lessee a Termination Fee determined in accordance with Section 33.1(c) as of the date immediately prior to such damage or destruction; provided that there shall be credited against such Termination Fee an amount equal to any business interruption proceeds received by Lessee. The Termination Fee shall be paid on the later of the date the Lease is terminated or the date the Termination Fee is determined pursuant to Section 33.1(c). All salvage resulting from any risk covered by insurance shall belong to Lessor, except to the extent of salvage relating to Lessee's Personal Property. The provisions of this Section 14.1 shall survive the expiration or earlier termination of this Lease.

      14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

            (a) If during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable or Uneconomic for its Primary Intended Use, this Lease shall terminate as of the date of the casualty and neither Lessor nor Lessee shall have any further liability hereunder except for any liabilities which have arisen prior to or which survive such termination; provided, however, that the Lease shall not terminate pursuant to this Section 14.2(a) while the Submanagement Agreement is in effect unless the Facility suffers a Total Casualty (as that term is defined in the Submanagement Agreement) and pursuant thereto the Primary Management Agreement and Submanagement Agreement are terminated. Upon termination of the Lease pursuant to this Section 14.2(a), Lessor shall be entitled to retain all insurance proceeds except for any amount thereof paid with respect to Lessee's Personal Property and Lessor shall pay to Lessee a Termination Fee determined in accordance with Section 33.1(c) as of the date immediately prior to the destruction; provided that there shall be credited against such Termination Fee an amount equal to any business interruption proceeds received by Lessee. The Termination Fee shall be paid on the later of the date the Lease is terminated or the date the Termination Fee is determined pursuant to Section 33.1(c). The provisions of this Section 14.2(a) shall survive the expiration or earlier termination of this Lease.

            (b) If during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable or Uneconomic for its Primary Intended Use or, so long as the Submanagement Agreement is in effect, the Facility does not suffer a Total Casualty. Lessor shall with all reasonable dispatch, following payment of the insurance proceeds, restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and this Lease shall not terminate as a result of such damage or destruction. Not withstanding anything of the contrary contained in this Section 14.2, if the Facility suffers a minor Casualty (as defined in the Submanagement Agreement), then Submanager shall process the applicable claim and restore the Leased Property pursuant Section 6.03.A of the Submanagement Agreement.

            (c) If the Facility is to be restored in accordance with the provisions of Section 14.2(b) and if the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessor shall pay any excess amounts needed to restore the Leased Property.

      14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If during the Term the Facility is totally or materially damaged or destroyed by a risk not covered by the insurance described in Article XIII, or if the Holder or any ground lessor(s) will not make the proceeds of such insurance available to Lessor for restoration of the Facility, unless in either event such damage or destruction renders the Facility Unsuitable or Uneconomic for its Primary Intended Use, Lessor at its option shall either, (a) at Lessor's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and this Lease shall not terminate as a result of such damage or destruction, or (b) terminate this Lease; provided, however, that while the Submanagement Agreement is in effect Lessor shall proceed under clause (a) above unless the Facility suffers a Total Casualty (as that term is defined in the Submanagement Agreement) and as a result thereof the Primary Management Agreement and Submanagement Agreement are terminated.

Upon termination of the Lease under this Section 14.3, neither Lessor nor Lessee shall have any further liability thereunder except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease and Lessor shall pay to Lessee a Termination Fee determined in accordance with Section 33.1(c) as of the date immediately prior to the damage or destruction. The Termination Fee shall be paid on the later of the date the Lease is terminated or the date the Termination Fee is determined pursuant to Section 33.1(c). If such damage or destruction is determined by Lessor not to be material, Lessor shall, at Lessor's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and this Lease shall not terminate as a result of such damage or destruction. The provisions of this Section 14.3 shall survive the expiration or earlier termination of this Lease.

      14.4 Lessee's Property and Business Interruption Insurance. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and the business interruption insurance maintained for the benefit of Lessee shall be paid to Lessee. If Lessor restores the Facility as provided in this Lease, Lessee shall replace and restore any of Lessee's Personal Property to the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease, to the extent of the insurance proceeds received by Lessee therefor.

      14.5 Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect; Lessee's Base Rent shall be abated until the damage or destruction is fully repaired and restored; and Lessee's obligation to pay Percentage Rent required by this Lease shall remain unabated by any damage or destruction which does not result in a reduction of Gross Revenues. If and to the extent that any damage or destruction results in a loss of Rent or reduction of Gross Revenues which would otherwise be realizable from the operation of the Facility, then Lessor shall receive all loss of income insurance and Lessee shall receive all business interruption insurance and Lessee shall have no obligation to pay Rent in excess of the amount of Percentage Rent, if any, realizable from Gross Revenues generated by the operation of the Leased Property during the existence of such damage or destruction.

                                  ARTICLE XV

                                 CONDEMNATION

      15.1 Definitions.

            (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

            (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

            (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

            (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

      15.2 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

      15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor and Lessor shall pay to Lessee a Termination Fee determined as of the date of the taking in accordance with Section 33.1(c). If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, then either Lessee or Lessor shall have the option to terminate this Lease as of the Date of Taking; provided that while the Submanagement Agreement is in effect, neither Lessor nor Lessee shall have the option to terminate the Lease unless it is unreasonable to continue to operate the Leased Property in accordance with Brand Standards. Upon termination of the Lease pursuant to this Section 15.3, if such Notice has been given, this Lease shall thereupon cease and terminate as of the Date of Taking and Lessor shall pay to Lessee a Termination Fee determined as of the date of the taking in accordance with Section 33.1(c). All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts. The Termination Fee shall be paid on the later of the date the Lease is terminated or the date the Termination Fee is determined pursuant to Section 33.1(c). The provisions of this Section 15.3 shall survive the expiration or earlier termination of this Lease.

      15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, neither Lessor nor Lessee shall initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to the other. Any Award made for loss of Lessee's business during the remaining Term in any such proceedings shall be credited against the Termination Fee payable by Lessor to Lessee under
Section 15.3.

      15.5 Partial Taking.

            (a) If title to less than the whole of the Leased Property is condemned, and the Leased Property is not Unsuitable or Uneconomic for its Primary Intended Use, or if Lessor and Lessee are entitled but elect not to terminate this Lease as provided in

Section 15.3, then Lessor or, at Lessor's election, Lessee shall, with all reasonable dispatch and to the extent that the Holder permits the application of the Award therefor and the Award is sufficient therefor, restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. Lessor and Lessee shall each contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost.

            (b) In the event of a partial Taking as described in Section 15.5(a) which does not result in a termination of this Lease by Lessor, the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial Taking, the matter shall be submitted to Arbitration as provided for in
Section 37.2 hereof. If the Award is insufficient to complete any required restoration, then Lessor shall pay any excess amounts required to restore the Leased property.

            (c) Notwithstanding anything to the contrary contained in this
Section 15.5, Lessor and Lessee agree that as long as the Submanagement Agreement is in effect any conflict between the provisions of this Section 15.5 and Section 6.04 of the Submanagement Agreement shall be controlled by the provisions of such Section 6.04 of the Submanagement Agreement.

      15.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, but Base Rent shall be abated (unless required to be paid pursuant to the second sentence of this Section 15.6) and Lessee shall pay Additional Charges and Percentage Rent in the manner and at the times specified herein, and the Award payable to Lessee on a monthly basis as hereinafter provided shall constitute Gross Revenues as long as doing so would not cause the Rent paid to Lessor hereunder to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code or any similar or successor provision thereto. If doing so would cause the Rent to fail to qualify then Lessee will pay Base Rent and Additional Charges to the extent of the Award to Lessee and Percentage Rent (after payment of Base Rent and Additional Charges and only to the extent of the balance of the Award made to Lessee) at a rate equal to the average Percentage Rent during the last three preceding 12 month Lease Years (or, if three 12 month Lease Years have not elapsed, the average during the preceding 12 month Lease Year. Except only to the extent that Lessee may be prevented from so doing as a result of the condemnation, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, except such portion as is specifically allocable to restoration or Capital Expenditures which are obligations of Lessor under this Lease, shall be paid (a) directly to Lessee if the Award is payable by the Condemnor on a monthly basis, or (b) if payable by the Condemnor less frequently than on a monthly basis, the Award shall be paid to an institutional trustee designated by Lessor or to an institutional Holder of a Mortgage and made available to Lessee on a monthly basis for application pursuant to the provisions of this Section 15.6. Lessor covenants that upon the termination of any such period of temporary use or occupancy it will, to the extent of the portion of the Award specifically allocable to restoration or Capital Expenditures which are the obligations of Lessor under this Lease and subject to Lessee's contribution as set forth below, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessor shall not be required to make such restoration. If restoration is required hereunder, Lessee shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocable to such restoration, if any.

                                  ARTICLE XVI

                                   DEFAULTS

      16.1 Events of Default. Any one or more of the following events shall constitute an Event of Default (herein so called) hereunder:

            (a) if Lessee fails to make any payment of Base Rent or Percentage Rent within ten (10) days after receipt by the Lessee of Notice from Lessor that the same has become due and payable, provided that Lessor shall not be required to give any such Notice more than once in any Lease Year and that any second or subsequent failure by Lessee during such Lease Year to make any payment of Base Rent or Percentage Rent on the date the same becomes due and payable shall constitute an immediate Event of Default; or

            (b) if Lessee fails to make any payment of Additional Charges within ten (10) days after receipt by Lessee of Notice from Lessor that the same has become due and payable; or

            (c) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not curable, or if curable is not cured by Lessee within a period of thirty (30) days after receipt by the Lessee of Notice thereof from Lessor, unless such failure is curable but cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee, within such thirty (30) day period, proceeds with due diligence to cure the failure and thereafter diligently completes the curing thereof within 120 days of Lessor's Notice to Lessee, which 120-day period shall cease to run during any period that a cure of such failure is prevented by an Unavoidable Delay and shall resume running upon the cessation of such Unavoidable Delay; or

            (d) if Lessee or any Manager which is an Affiliate of Lessee shall
(i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, (v) be adjudicated insolvent, or (vi) take corporate action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Lessee, or if any petition for any such relief shall be filed against Lessee and such petition shall not be dismissed within sixty (60) days; or

            (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any Proceeding; or

            (f) if, except as a result of and to the extent required by damage, destruction, Condemnation or Unavoidable Delay, Lessee ceases operations on the Leased Property; or

            (g) if notice of a default or an event of default has been given by the franchisor or licensor under the Franchise Agreement or any ground lessor(s) with respect to the Facility on the Leased Property as a result of any action or failure to act by the Lessee or any Person with whom the Lessee contracts for management services at the Facility, which default or event of default is not cured within applicable cure periods and does not arise from Lessor's breach of any of its obligations under this Lease which are required to maintain the Franchise Agreement or any ground lease in effect; or

            (h) if Lessee breaches the provisions of Section 32.1 and such default continues for a period of thirty (30) days after Notice thereof from Lessor.

            Notwithstanding anything to the contrary contained in Section 16.1(c), the cure periods set forth in Section 16.1(c) shall not apply to any failure by Lessee to perform any term, covenant or condition for which a different grace or cure period is expressly set forth in any other provision of this Lease, and such failure shall, after the expiration of any other grace or cure period expressly set forth elsewhere herein, constitute an immediate Event of Default.

            If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

      16.2 Remedies. Upon the occurrence of an Event of Default, Lessor shall have the right, at Lessor's option, to elect to do any one or more of the following without further notice or demand to Lessee: (a) terminate this Lease, in which event Lessee shall immediately surrender the Leased Property to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor; and Lessee shall, and hereby agrees to, indemnify Lessor for all loss and damage which Lessor suffers by reason of such termination, including without limitation, damages in an amount equal to the total of (1) the reasonable costs of recovering the Leased Property in the event that Lessee does not promptly surrender the Leased Property, and all other reasonable expenses incurred by Lessor in connection with Lessee's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Overdue Rate accruing after the due date until such sums are paid by Lessee to Lessor; (3) the total Rent (including Percentage Rent as determined below) which Lessor would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of fifteen percent (15%) per annum, less the fair market rental value of the balance of the Term as of the time of such default discounted to the then present value at a rate of fifteen percent (15%) per annum; and (4) all other sums of money and damages owing by Lessee to Lessor; or
(b) enter upon and take possession of the Leased Property without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and, if Lessor elects, relet the Leased Property on such terms as Lessor deems advisable, in which event Lessee shall pay to Lessor on demand the reasonable costs of repossessing and reletting the Leased Property and any deficiency between the Rent payable hereunder (including Percentage Rent as determined below) and the rent paid under such reletting; provided, however, that Lessee shall not be entitled to any excess payments received by Lessor from such reletting and Lessor's failure to relet the Leased Property shall not release or affect Lessee's liability for Rent or for damages; or (c) enter the Leased Property without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Leased Property and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any expense which Lessor incurs in thus effecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto. Notwithstanding anything herein to the contrary, Lessee shall not be liable to Lessor for consequential, punitive or exemplary damages.

      The rights granted to Lessor in this Section 16.2 shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Lessor by reason of any Event of Default under this Lease.

      Percentage Rent for the purposes of this Section 16.2 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three 12-month Lease Years immediately preceding the Lease Year in which the termination, re-entry or repossession takes place, or (ii) if three 12-month Lease Years shall not have elapsed, the average of the Percentage Rent during the preceding 12-month Lease Year during which the Lease was in effect, or (iii) if one Lease Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

      16.3 Waiver. Each party waives, to the extent permitted by applicable law, any right to a trial by jury in any proceedings brought by either party to enforce the provisions of this Lease, including, without limitation, proceedings to enforce the remedies set forth in this Article XVI, and Lessee waives the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

      16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                 ARTICLE XVII

                            LESSOR'S RIGHT TO CURE

      17.1 Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement or any ground lease, and fails to cure the same within the relevant time periods, if any, provided in Section 16.1 or elsewhere in this Lease, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon Notice to Lessee make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor until such sums or expenses are paid by Lessee to Lessor, shall constitute Additional Charges and shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

                                  LIMITATIONS

      18.1 Personal Property Limitation. Lessee acknowledges that the Company is a real estate investment trust and in order for all the Rent to constitute qualifying "rent from real property" under Section 856 of the Code the average of the adjusted tax bases of the items of Lessor's personal property that are leased to the Lessee under this Lease at the beginning and at the end of any Lease Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Lease Year (the limitation being referred to herein as the "Personal Property Limitation"). Lessor and Lessee shall at all times cooperate in good faith and use their best efforts to permit Lessor to comply with the Personal Property Limitation, which compliance may include, by way of example only and not by way of limitation or obligation, the purchase by Lessee at fair market value of personal property in excess of the Personal Property Limitation. All such compliance shall be effected in a manner which has no material net economic detriment to Lessee and will not jeopardize the Company's status as a real estate investment trust under the applicable provisions of the Code. Notwithstanding the foregoing, to the extent that Lessor is required, under Section 35.1(d), to fund expenditures that do not constitute Capital Expenditures, and such expenditures would cause the personal property leased to Lessee to exceed the Personal Property Limitation, Lessee shall be obliged to acquire such excess personal property from Lessor at its fair market value. This Section 18.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto.

      18.2 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property or enter into any licenses or concessions or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, licensee, or concessionaire, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

      18.3 Sublease Lessee Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to, or enter into any license, concession or similar arrangement with, any Person in which the Company owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code.

      18.4 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessor shall not take, or permit an Affiliate of Lessor to take, any action that would cause the Company to own, directly or indirectly, a 10% or more interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not take, or permit an Affiliate of Lessee to take, any action that would cause the Company to own, directly or indirectly, a 10% or more interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto. Any transfer of interests in the Lessee pursuant to Section 35.4 shall be deemed to be an action of Lessee for purposes of this
Section 18.4.

                                  ARTICLE XIX

                                 HOLDING OVER

      19.1 Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Lease Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                  ARTICLE XX

                                  INDEMNITIES

      20.1 Indemnification.

            (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN OTHER SECTIONS OF THIS LEASE, LESSEE WILL PROTECT, INDEMNIFY, HOLD HARMLESS AND DEFEND LESSOR INDEMNIFIED PARTIES FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), TO THE EXTENT PERMITTED BY LAW, excluding those resulting from a Lessor Indemnified Party's negligence or misconduct or from Lessor's failure to perform or comply with any of the terms of this Lease, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, during the Term or while the Leased Property is in the possession or control of Lessee including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any use, misuse, management, operation, maintenance or repair by Lessee or any of its agents, employees, contractors or invitees of the Leased Property or Lessee's Personal Property during the Term or while the Leased Property is in the possession or control of Lessee, or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, management, operation, maintenance, or repair thereof by Lessee or any of its agents, employees, contractors or invitees, (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply during the Term or while the Leased Property is in the possession or control of Lessee with any of the terms of this Lease, and
(e) the nonperformance by Lessee or any of its agents, employees or contractors of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

            (b) Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (i) the negligence or misconduct of Lessor arising in connection with this Lease or
(ii) any failure on the part of Lessor to perform or comply with any of the terms of this Lease. Lessor also agrees to pay to Lessee any damages incurred by Lessee to Primary Manager pursuant to Section 9.03 of the Primary Management Agreement as a result of Lessor's failure to perform or comply with any of the terms of this Lease.

            (c) Any amounts that become payable by an Indemnifying Party under this Section or any other indemnity in this Lease shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Any such amounts shall be reduced by insurance proceeds received and any other recovery (net of costs) obtained by the Indemnified Party. An Indemnifying Party, upon request, shall at its sole expense resist and defend any Proceeding, claim or action, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding, claim or action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnified Party and such separate counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding, claim or action made without its consent, which consent shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, non-appealable judgment for an adversary party in any such Proceeding, claim or action, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any liabilities incurred by such Indemnified Party by reason of such settlement or judgement. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

            (d) Lessee's and Lessor's obligations under the provisions of this Article shall survive any termination of this Lease.

                                  ARTICLE XXI

                           SUBLETTING AND ASSIGNMENT

      21.1 Subletting and Assignment. Subject to the provisions of Article XVIII and Sections 21.1 and 21.2 and any other express consents, conditions, limitations or other provisions set forth herein, Lessee shall not assign this Lease or hereafter sublease all or any part of the Leased Property without first obtaining the written consent of Lessor. Notwithstanding the foregoing, Lessor's consent shall not be withheld with respect to occupancy leases which (i) are for less than 1,000 square feet, (ii) do not require Capital Expenditures by Lessor,
(iii) do not affect the classification of Gross Revenues among Room Revenues, Food Sales, Beverage Sales or Other Income, (iv) do not extend beyond the stated Term of this Lease, and (v) do not have provisions which could adversely affect the Company's status as a real estate investment trust. In the case of a permitted subletting, the sublessee shall comply with the provisions of this Section and Sections 18.2, 18.3, 18.4 and 21.2, and in the case of a permitted assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. No assignment or subletting shall release Lessee from, and Lessee shall remain primarily liable as principal rather than as surety for, the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor. While the Submanagement Agreement is in effect, subleases entered into on Lessee's behalf by Primary Manager or Submanager that do not require Lessee's consent under the terms of the Primary Management Agreement shall not be deemed to violate the provisions of this Section.

      21.2 Management Agreement. Lessee shall not enter into any management or agency agreement relating to the management or operation of the Facility or any modifications to such management or agency agreement (collectively, the "Management Agreement") without Lessor's prior written approval of the terms and conditions thereof and of the identity of any manager of the Facility (the "Manager") which is not an Affiliate of Lessee.

      21.3  Primary Manager and Submanager.

            (a) Lessor acknowledges that Lessee will enter into the Primary Management Agreement with Primary Manager and that Primary Manager intends to enter into the Submanagement Agreement. Lessor hereby approves the terms and conditions thereof as in effect on the date hereof and of the identity of the Primary Manager and Submanager. Lessor acknowledges that Lessee has delegated all of Lessee's approval rights under this Lease to Primary Manager pursuant to
Section 8 of the Owner Agreement. Lessor's approval rights under Section 21.2 shall apply to any assignment or transfer of the interests of Primary Manager under the Primary Management Agreement or of Submanager under the Submanagement Agreement unless such assignment or transfer is permitted to occur under such agreements without the consent of either Lessee or Primary Manager.

            (b) Lessor further acknowledges that, pursuant to Section 5.17.2 of the Settlement Agreement, Primary Manager and Submanager are third party beneficiaries of certain funding and payment obligations of Lessor under this Lease, as follows:

                  (i) Sections 1.3(d) and (e), regarding funding of initial
            balances.

                  (ii) Section 4.1, regarding payment of Lessor Impositions.

                  (iii) Section 8.4, regarding indemnification and remedial
            action for certain environmental conditions.

                  (iv) Sections 14.2 and 14.3, regarding restoration of the
            Leased Property.

                  (v) Section 20.1(b)(ii), regarding reimbursement for damages caused by Lessor's failure to perform or comply with the terms of this Lease, but only to the extent of any monetary remedies to which Primary Manager or Submanager may be entitled under Section 9.03 of the Primary Management Agreement and Submanagement Agreement, respectively, that are occasioned by Lessor's failure so to perform or comply.

                  (vi) Section 33.1(c)(ii), regarding the payment of certain amounts owed under the Primary Management Agreement upon termination.

                  (vii) Sections 35.1(d) and (e), regarding the funding of
            certain expenditures.


                                  ARTICLE XXII

                              ESTOPPEL CERTIFICATES

      22.1 Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

            (a) At any time and from time to time upon not less than ten (10) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender, any underwriter and any prospective purchaser of the Leased Property.

            (b) Lessee will furnish the following statements and operating information to Lessor:

                  (i) the most recent Consolidated Financials of Lessee within thirty (30) days after each quarter of any fiscal year (or, in the case of the final quarter in any fiscal year, the most recent audited Consolidated Financials of Lessee within sixty (60) days);

                  (ii) with reasonable promptness, such other reasonable information respecting the financial condition, operations and affairs of Lessee or the Leased Property (A) as the Company may be required or may deem desirable in its reasonable discretion to file with or provide to the SEC or any other governmental agency or any other Person, all in the form, and either audited or unaudited, as the Company may request in its reasonable discretion, (B) as may be reasonably necessary to confirm compliance by Lessee and its Affiliates with the requirements of this Lease, and (C) as may be reasonably required or requested by any existing, potential or future Holder;

                  (iii) on or before the 15th day of each month, a balance sheet, and detailed profit and loss and cash flow statements showing the financial position of the Facility as at the end of the preceding month and the results of operation of the Facility for such preceding month and the Lease Year to date (including a comparison to the Operating Budget as approved);

                  (iv) on or before the 15th day of each month, the general manager's written critique of the financial report submitted pursuant to subsection (3) immediately above, setting forth in narrative form any variations during the preceding month from the Annual Budget and including a preview of the Facility's financial operations during the current month;

                  (v) on or before the 15th day of each April, July and October during the Term, an updated estimate for each calendar quarter remaining in the Lease Year of the information required by Sections 3.5(a) and (e) hereof;

                  (vi) upon request by Lessor, copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts, inspection reports, studies, appraisals, assessments, default or other notices and similar materials and information existing with respect to the Leased Property;

                  (vii) within five (5) days of Lessee's receipt thereof, any inspection reports received from the franchisor under the Franchise Agreement.

            (c) At any time and from time to time upon not less than ten (10) days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or

Event of Default on Lessee's or Lessor's part hereunder, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this Section may be relied upon by Lessee, any lender, any underwriter and any purchaser of the assets of Lessee.

            (d) Lessee covenants to cause its officers and employees, its Manager and its auditors to cooperate reasonably and promptly with the Company and with the auditors for the Company in connection with the timely preparation and filing of the Company's filings, reports and returns under applicable federal, state and other governmental securities, blue sky and tax laws and regulations.

                                 ARTICLE XXIII

                                  INSPECTIONS

      23.1  Regular Meetings; Lessor's Right to Inspect.

            (a) Lessee agrees that if requested by Lessor, the general manager, the controller, the director of marketing, the asset manager and, if specifically requested by Lessor, the director of food and beverage and the chief engineer for the Facility will meet at the Facility with Lessor and its representatives on a monthly basis throughout each Lease Year in order to discuss all aspects of the management, maintenance and operation of the Facility.

            (b) Lessee shall permit Lessor and its representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee. In conducting such inspections Lessor shall not unreasonably interfere with the conduct of Lessee's business at the Leased Property.

      [ (c) Subject to availability, Lessee will provide reasonable gratuitous accommodations, food and beverage, and other services and amenities to Lessor and its representatives in connection with all such meetings and inspections.]

                                 ARTICLE XXIV

                                   NO WAIVER

      24.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XXV

                              CUMULATIVE REMEDIES

      25.1 Remedies Cumulative. To the extent permitted by law but subject to
Article XXXVI and any other provisions of this Lease expressly limiting the rights, powers and remedies of either Lessor or Lessee, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVI

                                   SURRENDER

      26.1 Acceptance of Surrender. Other than upon expiration of the Term, no surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVII

                                   NO MERGER

      27.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                ARTICLE XXVIII

                             CONVEYANCE BY LESSOR

      28.1 Conveyance by Lessor. If Lessor transfers or conveys the Leased Property other than to an Affiliate of the Company, Lessor shall give Lessee Notice thereof and Lessee may terminate this Lease upon Notice to Lessor given within ninety (90) days after the later of the date of such conveyance or transfer and the date Lessee receives Notice of such transfer or conveyance, in which event, Lessor shall pay to Lessee a Termination Fee determined in accordance with Section 33.1(c) as of the date of such transfer or conveyance. Any change in the ownership of Lessor that results in the Company (or its wholly owned subsidiaries) no longer exercising ultimate managerial authority over Lessor shall be deemed a conveyance for purposes of this Section 28.1 and
Section 33.1, in which event, Lessor shall pay to Lessee a

Termination Fee determined in accordance with Section 33.1(c) as of the date of such change. The Termination Fee shall be paid on the later of the date the Lease is terminated or the date the Termination Fee is determined pursuant to
Section 33.1(c). The provisions of this Section 28.1 shall survive the expiration or earlier termination of this Lease.

      28.2  Lessor May Grant Liens.

            (a) Without the consent of Lessee, Lessor may from time to time create or otherwise cause to exist any Mortgage (as hereinafter defined) upon the Leased Property, or any portion thereof or interest therein, or upon Lessor's interest in this Lease, whether to secure any borrowing or other means of financing or refinancing or otherwise. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof, and to all security agreements delivered in connection therewith (all of which are herein called the "Mortgage"), provided that the Mortgage shall be subject to Lessee's rights under this Lease to receive all Gross Revenues of the Facility prior to the earlier of the occurrence of an Event of Default hereunder or the date that this Lease is terminated by the Holder of the Mortgage in the exercise of its remedies thereunder. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instruments which may be reasonably required to evidence subordination to any Mortgage and to the Holder thereof. A foreclosure, transfer in lieu of foreclosure, or other disposition of the Leased Property pursuant to a Mortgage or collateral assignment shall constitute a conveyance for purposes of Sections 28.1 and 33.1 requiring payment of the Termination Fee by Lessor (but the Holder at a foreclosure sale or the transferee in lieu of foreclosure shall not be liable for the payment of such Termination Fee, such payment being the obligation of Lessor). The provisions of this Section 28.2(a) shall survive the expiration or earlier termination of this Lease.

            (b) Lessee shall, upon the request of Lessor or any existing, potential or future Holder, (i) provide Lessor or such Holder with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts, inspection reports, studies, appraisals, assessments, default or other notices and similar materials reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute and/or cause the Manager to execute, as applicable, such estoppel agreements and collateral assignments with respect to the Facility's liquor license, the Management Agreement and any of the other aforementioned agreements as Holder may reasonably request in connection with any such financing, provided that no such estoppel agreement or collateral assignment shall in any way affect the Term or affect adversely in any material respect any rights of Lessee under this Lease or of Manager under the Management Agreement.

            (c) Lessee shall deliver by notice delivered in the manner provided in Article XXX to any Holder who gives Lessee written notice of its status as a Holder, at such Holder's address stated in the Holder's written notice or at such other address as the Holder may designate by later written notice to Lessee, a duplicate copy of any and all notices regarding any default which Lessee may from time to time give or serve upon Lessor pursuant to the provisions of this Lease. Copies of such notices given by Lessee to Lessor shall be delivered to such Holder simultaneously with delivery to Lessor. No such notice by Lessee to Lessor hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to such Holder as provided above.

            (d) At any time, and from time to time, upon not less than ten (10) days' notice by a Holder to Lessee, Lessee shall deliver to such Holder an estoppel certificate certifying as to the information required in Section 22.1(c), and such other information as may be reasonably requested by such Holder. Any such certificate may be relied upon by such Holder.

            (e) Notwithstanding the foregoing provisions of this Section 28.2, while the Submanagement Agreement is in effect Lessor shall not encumber the Facility with any mortgage, deed of trust, or security document, encumbering the Leased Property or the interest of Lessor therein unless such encumbrance is a Qualified Mortgage as that term is defined in Section 8.02 of the Submanagement Agreement.

                                 ARTICLE XXIX

                                QUIET ENJOYMENT

      29.1 Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace and/or cure periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor and not claiming by, through or under Lessee, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee. Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXX

                                    NOTICES

      30.1 Notices. All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served or mailed (by express mail, courier, or registered or certified mail, return receipt requested and postage prepaid), (i) if to Lessor at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, Attention: Chief Financial Officer, with a copy to General Counsel and (ii) if to Lessee at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, Attention: Chief Financial Officer, with a copy to General Counsel, or to such other address or addresses as either party may hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE XXXI

                             INTENTIONALLY DELETED

                                 ARTICLE XXXII

                      LESSEE CAPITALIZATION REQUIREMENTS

      32.1 Lessee's Net Worth. Lessee shall be obligated to maintain at all times during the Term a Net Worth in an amount at least equal to twenty percent (20%) of the aggregate projected Base Rent and Percentage Rent for the Leased Property (the "Minimum Net Worth"). As used herein, "Net Worth" shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP but shall also include the amount of any guaranty of Lessee's obligations issued by any person reasonably acceptable to Lessor who agrees to comply with the requirements of
Section 32.2.

      32.2 Verification of Net Worth. In addition to the Consolidated Financials of Lessee to be delivered to Lessor pursuant to Section 22.1, Lessee shall deliver to Lessor, together with such Consolidated Financials of Lessee, a certificate of Lessee's chief financial officer in form reasonably required by Lessor (the "Financial Officer's Certificate"), certifying the Net Worth and Cash of Lessee as of the date of the Consolidated Financials of Lessee being delivered concurrently therewith and stating that Lessee is in compliance with its obligations under Section 32.1 of this Lease, or if not, so stating and including the reasons therefor. Lessor shall have the right from time to time and at any time to have an independent certified public accountant selected by Lessor perform at Lessor's expense an audit or other review of the books and records of Lessee (or of any guarantor of Lessee's obligations) to verify the amount of Lessee's Net Worth, and Lessee (or such guarantor) shall cooperate with Lessor in connection therewith.

                                ARTICLE XXXIII

              TERMINATION OF LEASE DUE TO SALE OF LEASED PROPERTY

      33.1 Termination of Lease Due to Sale of Leased Property.

            (a) In the event Lessor consummates a sale or other conveyance of the Leased Property to a bona fide third party, then Lessor may terminate this Lease by Notice to Lessee (and Lessee may terminate this Lease pursuant to Section 28.1), in which event this Lease shall terminate except as to any obligations of the parties existing as of such date that survive termination of this Lease, and all Rent, including Percentage Rent and Additional Charges, shall be prorated and calculated as of the termination date.

            (b) As compensation for the early termination of Lessee's leasehold estate under this Article XXXIII, Lessor shall, upon such termination, pay to Lessee the Termination Fee (herein so called) determined in accordance with
Section 33.1(c). In the event Lessor and Lessee are unable to agree upon the fair market value of Lessee's leasehold estate as defined in (c) below, it shall be determined by arbitration pursuant to Section 37.2.

            (c) For the purposes of this Lease, the Termination Fee means (i) the fair market value of the Lessee's leasehold estate under this Lease plus
(ii) all amounts required to be paid by Lessee to Primary Manager as a result of such termination if such termination also results in the termination of the Primary Management Agreement, including, without limitation, any termination fees payable to the Primary Manager under the Primary Management Agreement and costs imposed on Lessee pursuant to Section 11.12 A of the Primary Management Agreement, but not costs imposed under Section 11.11 thereof. The fair market value of the Lessee's leasehold estate shall mean the present value, discounted at the discount rate provided below, of Lessee's projected "profit" or "net cash flow" for the remaining stated Term of this Lease, i.e., the amount by which projected Gross Revenues to be collected by Lessee exceed projected Rent and ordinary operating expenses (including, without limitation, the management fees under the Management Agreement) to be paid by Lessee. In computing fair market value of the leasehold estate, the appraiser shall discount all future revenues, expenses and fees to the then present value at a discount rate of fifteen percent (15%) per annum.

            (d) Other than the payment of rent and other sums which are payable under any ground leases, which will be paid by Lessor pursuant to Section 4.1 hereof, Lessee shall comply with all of the terms of any ground lease.

                                 ARTICLE XXXIV

            FRANCHISE AGREEMENT, BRAND STANDARDS, AND GROUND LEASES

      34.1 Compliance.

            (a) Lessee shall not terminate or enter into any modification of the Franchise Agreement which could adversely affect Lessor in any material respect without in each instance first obtaining Lessor's written consent. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of the Franchise Agreement to Lessor or any Affiliate thereof or any other successor to Lessee upon the termination of the Lease.

            (b) Pursuant to the Management Agreement, Lessee shall, and shall be entitled to, operate the Facility in accordance with Brand Standards.

            (c) Lessor shall promptly furnish to Lessee any default notices received by Lessor under any ground leases. Without the prior written consent of Lessee, Lessor shall not modify any ground leases in a manner which materially increases Lessee's obligations or which materially and adversely affect Lessee's rights under this Lease.

                                 ARTICLE XXXV

                             CAPITAL EXPENDITURES

      35.1  Capital Expenditures.

            (a) Commencing upon the Commencement Date, Lessor shall be obligated to accrue the Capital Expenditures Reserve: provided, however, that as long as the Submanagement Agreement is in effect, Lessor shall have no obligation to accrue the Capital Expenditures Reserve based on the funding of the F&E Reserve (as defined in the Submanagement Agreement) pursuant to Section 5.02 of the Submanagement Agreement. Upon written request by Lessee to Lessor stating the specific use to be made and subject to the reasonable approval thereof by Lessor, such funds shall be made available by Lessor to Lessee for Capital Expenditures set forth in the Capital Budget; provided, however, that no Capital Expenditures shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedures set forth herein. Lessee shall have no interest in any accrued obligation of Lessor under this Section 35.1(a) after the termination of this Lease. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

            (b) Except as specifically provided otherwise in Section 8.3(b), Lessor's obligation to make Capital Expenditures in respect to Capital Improvements and to comply with the provisions of this Lease which may require the availability of funds for Capital Improvements shall be limited to amounts available in the Capital Expenditures Reserve and such additional amounts, if any, as are set forth in the Approved Budget or as Lessor may agree to make available in Lessor's sole discretion; provided, however, that if additional Capital Expenditures are required to meet Emergency Situations, to comply with Legal Requirements, or to comply with the Franchise Agreement or Brand Standards, as applicable, Lessor shall make such amounts available. No arbitration resulting from the failure of Lessor and Lessee to agree on the Capital Budget shall increase Lessor's obligation for Capital Expenditures beyond the amounts set forth in the immediately preceding sentence. Without limiting Lessor's obligations under Section 35.1(a) with respect to amounts accrued in the Capital Expenditures Reserve and whether or not reference is made to this Article XXXV, to the extent that Lessee's obligations under this Lease (including, without limitation, the obligations set forth in Sections 7.2, 8.1, 8.2, 8.3 and 9.1 and in Article XXXV) are dependent upon the availability of amounts for Capital Expenditures and Lessor fails to make such amounts available therefor, such obligations of Lessee shall be correspondingly diminished.

            (c) Lessor shall have sole authority with respect to the implementation of all Capital Improvements made pursuant to the requirements of the Capital Budget. Such authority shall extend both to the plans and specifications (including matters of design and decor) and to the contracting and purchasing of all labor, services and materials.

            (d) Lessor and Lessee further agree that, while the Submanagement Agreement is in effect, Lessor shall also be responsible for funding: (i) to the extent required to be funded from sources other than the FF&E Reserve, (as defined in the Submanagement Agreement) all expenditures required to be funded under Section 5.02 of the Primary Management Agreement, including, without limitation, the items set forth as Exhibit B-1 to the Primary Management Agreement; and (ii) all expenditures authorized by Section 5.03 of the Primary Management Agreement, including without limitation the items set forth as Exhibit B-2 to the Primary Management Agreement.

            (e) To secure Lessor's obligation to fund certain of the expenditures referenced in Section 35.1(d)(i) above, Lessor agrees to fund a separate escrow account, at the Commencement Date, as provided in Section 3.2.8 of the Settlement Agreement.

                                 ARTICLE XXXVI

                               LESSOR'S DEFAULT

      36.1  Lessor's Default.

            (a) It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed a breach if Lessor proceeds within such thirty (30)-day period, with due diligence, to cure the failure and thereafter diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor does not cure any such failure within the applicable time period as aforesaid, Lessee may declare the existence of a "Lessor Default" by a second Notice to Lessor. Thereafter, subject to the provisions of the following paragraph, Lessee may (but shall be under no obligation at any time thereafter to (i) make such payment or perform such act for the account and at the expense of Lessor or (ii) terminate this Lease and recover its damages for such early termination. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee until the date paid by Lessor or offset by Lessee as expressly provided herein, shall be paid by Lessor to Lessee on demand or Lessee may offset or counterclaim such sums actually paid by Lessee against Rents or Other Charges due hereunder. Except as expressly provided in this Article XXXVI or elsewhere in this Lease, Lessee shall have no right to terminate this Lease for any Lessor Default and no right, for any such Lessor Default, to offset or counterclaim against any rent or other Charges due hereunder.

            (b) Notwithstanding anything to the contrary contained in this Lease, for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Lessor to Lessee by reason of any default by Lessor under this Lease or otherwise, Lessee shall look solely to the estate and property of Lessor in the Leased Property and to any proceeds on account of the disposition thereof, including, without limitation, any sales or condemnation proceeds, and to any insurance proceeds under any policies of insurance maintained in accordance with this Lease which are paid on account of the same circumstances as led to Lessee's judgment, it being intended that no other assets of Lessor or any of Lessor's Affiliates shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of any judgment (or other judicial decree) obtained by Lessee against Lessor, except in the following cases: (i) any liability of Lessor for its own gross negligence, willful misconduct or Environmental Liabilities caused by affirmative actions of Lessor, (ii) any liability of Lessor for repayment to Lessee upon the termination of this Lease of any excess payments of Percentage Rent or Additional Charges for the last Lease Year or part thereof and (iii) any liability of Lessor for the payment of a Termination Fee.

                                ARTICLE XXXVII

                                  ARBITRATION

      37.1 Arbitration. Except as set forth in Section 37.2, in each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section
37.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

      37.2 Alternative Arbitration. In each case specified in this Lease for a matter to be submitted to arbitration pursuant to the provisions of this Section 37.2, Lessor shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessor or an Affiliate of Lessor is not a significant client to serve as arbitrator of such dispute within fifteen
(15) days after written demand for arbitration is received or sent by Lessor. In the event Lessor fails to make such designation within such fifteen (15) day period, Lessee shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessor or an Affiliate of Lessor is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after Lessor fails to timely make such designation. In the event no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, and unless Lessor and Lessee otherwise agree, the arbitration shall instead be administered as set forth in
Section 37.1.

      37.3 Arbitration Procedures. In any arbitration commenced pursuant to Sections 37.1 or 37.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the

"non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified above in this Section 37.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Facility during the arbitration.

                                ARTICLE XXXVIII

                                  TRADE-OUTS

      38.1 Trade-outs. Lessee or Manager may arrange for and make trades of goods or services (including, but not limited to, suite occupancy, food, beverages, incidental charge items and taxes relating to any of the above) furnished or to be furnished to others at the Hotel, for other goods or services (including, but not limited to, advertising, air and ground transportation, rental vehicles and taxes relating to any thereof) furnished or to be furnished to or for the benefit of the Hotel. If the goods or services received in a particular trade are exclusively for the use or benefit of the Hotel (and not for any other use or benefit of Lessee or Manager or any other hotel or activity), the usual charges for the goods or services given to the Hotel in such trade shall be included in Gross Revenues and the same amount shall be deemed contemporaneously expended as Expenses of the Hotel for such goods or services received. If the goods or services received in a particular trade are, to any extent, for the use or benefit of Lessee or the Manager or any other hotel or activity (and not exclusively for the benefit of the Hotel), the usual charges for the goods or services given by the Hotel in such trade by Lessee or Manager shall be included in Gross Revenues, and to the extent the goods or services so received by Lessee or Manager are used by or for the benefit of the Hotel, the amount thereof shall be fairly and equitably allocated among the Hotel and all other hotels or activities benefitting therefrom and the portion thereof fairly and equitably allocable to the Hotel shall be an expense of the Hotel. Notwithstanding the foregoing, the goods or services of the Hotel furnished pursuant to this Section 38.1 must not extend beyond the term of this Lease.

                                  ARTICLE XXXIX

                                  MISCELLANEOUS

      39.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this

Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at and limited to the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules. If any payment required to be made pursuant to this Lease shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

      39.2 Transition Procedures. Lessee shall, and shall cause Manager to, cooperate in good faith to provide access and information to any prospective purchaser or lessee of the Leased Property which may acquire the Leased Property or lease it upon the expiration or termination of the Term. Upon any expiration or termination of the Term, Lessor and Lessee shall do the following and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of the Facility. The provisions of this Section 39.2 shall survive the expiration or termination of this Lease until they have been fully performed. Nothing contained herein shall limit Lessor's or Lessee's (as applicable) rights and remedies under this Lease if such termination occurs as the result of an Event of Default or Lessor's Default.

            (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's designee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility; provided, however, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee.

            (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's designee simultaneously with the termination of this Agreement, and the assignee shall assume all leases, contracts, concession agreements and agreements in effect with respect to the Facility then in Lessee's name. Lessee shall assign any membership contracts to Lessor or its designee as provided in
Section 7.2(g).

            (c) Books and Records. To the extent that Lessor has not already received copies thereof, a copy of all books and records (including computer records) for the Facility kept by Lessee pursuant to Section 3.6 shall be promptly delivered to Lessor or Lessor's designee.

            (d) Receivables and Payables, etc. Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all operating expenses of the Facility and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all operating expenses of the Facility accruing after the termination date. Lessor, at its option, may purchase the Inventory from Lessee for its fair market value upon termination of this Lease.

      39.3 Waiver of Presentment, etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

      39.4 Standard of Discretion. In any provision of this Lease requiring or permitting the exercise by Lessor or Lessee of such party's approval, election, decision, consent, judgment, determination or words of similar import (collectively, an "Approval"), such Approval may, unless otherwise expressly specified in such provision, be given or withheld in such party's sole, absolute and unreviewable discretion; provided, however, that as long as the Submanagement Agreement is in effect and an Approval relates to a matter which Lessee is required to approve under the Primary Management Agreement, then such Approval shall not be unreasonably withheld, delayed or conditioned. Any Approval which by the terms of this Lease may not be unreasonably withheld shall also not be unreasonably delayed.

      39.5 Action for Damages. In any suit or other claim brought by either party seeking damages against the other party for breach of its obligations under this Lease, the party against whom such claim is made shall be liable to the other party only for actual direct damages and not for consequential, punitive or exemplary damages.

      IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized representatives as of the date first above written.

                              LESSOR:


                              ________________________________________

                              By:   PATRIOT AMERICAN HOSPITALITY
                                    PARTNERSHIP, L.P., a Delaware limited
                                    partnership

                                    By:  PAH GP, Inc., its General Partner


                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________

                              LESSEE:


                              ________________________________________

                              By:   PATRIOT AMERICAN HOSPITALITY
                                    OPERATING PARTNERSHIP, L.P., a Delaware
                                    limited partnership

                                    By:  Wyndham International, Inc., a Delaware
                                         corporation, its general partner


                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________

                                    Exhibit A

                              PROPERTY DESCRIPTION


                              EXHIBIT A - Page Solo

                                    Exhibit B

                                    BASE RENT

$___________________ PER ANNUM

$___________________ PER MONTH

CPI:   ________%

                       REVENUE PERCENTAGES AND BREAKDOWNS

FIRST TIER ROOM REVENUE PERCENTAGE:                _________%


ANNUAL ROOM REVENUES FIRST BREAK POINT:            $_________


SECOND TIER ROOM REVENUE PERCENTAGE:               _________%


ANNUAL ROOM REVENUES SECOND BREAK POINT:           $_________ (i.e., $_________
                                                   plus the Annual Room Revenues
                                                   First Break Point)

THIRD TIER ROOM REVENUE PERCENTAGE:                _________%


FIRST TIER FOOD SALES PERCENTAGE:                  _________%


ANNUAL FOOD SALES BREAK POINT:                     $_________


SECOND TIER FOOD SALES PERCENTAGE:                 _________%


OTHER INCOME PERCENTAGE:                           _________%


                              EXHIBIT B - Page Solo

                                   Exhibit C

                          CAPITAL EXPENDITURES POLICY

A Capital Improvement for which an expenditure is a Capital Expenditure is an investment in a readily identifiable facility which (1) is held for use or income rather than for sale or conversion into goods or cash and (2) has a useful service life in excess of three (3) years.

Capitalization Policy

If the cost of the capital addition is $2,500 or greater and the items acquired have an expected service life of more than three (3) years, the expenditure is capitalized. See "Maintenance and Repairs" for those expenditures which are expenses without regard to the $2,500 guideline. If the item(s) acquired meet the more than three (3)-year life criterion, but the total invoice cost is less than $2,500, the expenditure is considered an expense item.

Replacement - Component Parts

If the estimated job or total invoice cost (including parts and labor) of any particular item or series of items acquired with respect to one particular job for replacement of the following major building components is under $2,500, the expenditure is to be expensed to maintenance and repairs:

      Heating Equipment - Pumps, boilers, heat exchangers, thermostats, pressure gauges, alarm devices piping.

      Plumbing Equipment - Pumps, meters, sprinkler and fire alarm system, piping.

      Air Conditioning Equipment - Compressors, condensors, motors, cooling towers, evaporative coolers, piping.

      Fire Prevention Equipment - Major fire system sprinklers, smoke detectors.

      Power - Transformer, conduits and boxes, panel boards, switches and outlets.

Betterments

If the estimated job or total invoice cost is $2,500 or above, and the expenditure(s) will enhance the value of and extend by at least three (3) years the useful life of an asset previously capitalized, then the expenditure should be capitalized.

Maintenance and Repairs

The following replacement expenditures are considered maintenance and repairs and are not subject to the total invoice cost guideline of $2,500.

      Repainting of Buildings, Pools, Park Areas (1)(5)


                             EXHIBIT C - Page 1 of 2

      Refinishing of Furniture (1)
      Glass Replacement
      Maintenance Service Contracts, such as Yard, Television, Elevator, Swimming Pool
      Wall Paper Vinyl (1)
      Reupholstery of Furniture (1)
      Replastering (1)
      Replacement of Chain Locks, Key Blanks, Keys, Locks, Locksets. Locks and locksets installed in new doors or offering substantial security improvements should be capitalized if the invoice is over $2,500 Patching Parking Lot (2)
      Roof Repairs (3)
      Waterproofing of Lamp Globes and Lightbulbs
      Section Replacement for Neon Signs
      Caulking and Sealing
      Chrome Fittings such as Faucets, Towel Bars, etc. (1)
      Toilet and Toilet Seats
      Stolen or Damaged Television
      Small Parts for Equipment
      Landscaping/Plants (4)
      Clocks, Clock-Radios or Similar Small Items

      1. Expenditures for exterior and interior painting, including caulking and sealing of the building, wall paper, refinishing of furniture, replastering, or reupholstering may be capitalized if:

            (a) these expenditures are part of a major refurbishment project, or

            (b) the cost of these expenditures exceed $5,000 with respect to any particular item or series of items related to one particular job and enhance the value of and extend the useful life of the asset by at least three (3) years.

      2. Repairing of parking lots, including resealing and resurfacing, will be capitalized if the expenditure exceeds $5,000.

      3. Replacement of the complete roof or complete section of the roof (including laying a roof over an existing roof) will be capitalized if total expenditure exceed $5,000 and it extends the useful life of the roof by at least three (3) years.

      4. If the landscaping is new or replacement of existing interior or exterior landscaping, exceeds $5,000, is not seasonal landscaping (such as seasonal flowers) and has a useful life of greater than one (1) year, the cost of the landscaping can be capitalized.

      5. Major overhauls to the pool which exceed $5,000 in cost and extend the useful life of the asset by at least three (3) years.

All expense items will be expensed to M&R expense line items above GOP.


                             EXHIBIT C - Page 2 of 2

                             EXHIBIT C - Page 3 of 2